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Exhibit 4.2

SAWTEK INC.
EMPLOYEE STOCK OWNERSHIP AND 401(K) PLAN

PREPARED BY:

HOLLAND & KNIGHT LLP
200 South Orange Avenue
Suite 2600
Orlando, Florida 32801

[UPDATED FOR ALL AMENDMENTS THROUGH NOVEMBER 3, 2000]

i

6.14	DISTRIBUTION OF DEFERRAL ACCOUNT UPON HARDSHIP	44
6.15	DIRECT ROLLOVERS	46
6.16	LOANS TO PARTICIPANTS	46
6.17	PUT OPTION	48
6.18	NONTERMINABLE PROTECTIONS AND RIGHTS	49
ARTICLE VII TOP HEAVY RULES		49
7.1	DEFINITIONS	49
7.2	TOP HEAVY PLAN REQUIREMENTS	51
7.3	DETERMINATION OF TOP HEAVY STATUS	51
7.4	REQUIRED MINIMUM ALLOCATIONS	52
7.5	TOP HEAVY VESTING SCHEDULE	52
ARTICLE VIII ADMINISTRATION		53
8.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	53
8.2	ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY	53
8.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	53
8.4	POWERS, DUTIES AND RESPONSIBILITIES	54
8.5	RECORDS AND REPORTS	54
8.6	ANNUAL REPORT	55
8.7	APPOINTMENT OF ADVISERS	55
8.8	INFORMATION FROM EMPLOYER	55
8.9	PAYMENT OF EXPENSES	55
8.10	MAJORITY ACTIONS	55
8.11	CLAIMS PROCEDURE	55
8.12	CLAIMS REVIEW PROCEDURE	56
ARTICLE IX AMENDMENT, TERMINATION, AND MERGERS		56
9.1	AMENDMENT	56
9.2	TERMINATION	56
9.3	MERGER OR CONSOLIDATION	57
ARTICLE X MISCELLANEOUS		57
10.1	PARTICIPANT'S RIGHTS	57
10.2	ALIENATION	57
10.3	CONSTRUCTION OF AGREEMENT	58
10.4	GENDER AND NUMBER	58
10.5	LEGAL ACTION	58
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS OR FORFEITURE FOR CAUSE	58
10.7	BONDING	58
10.8	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	59
10.9	RECEIPT AND RELEASE FOR PAYMENTS	59
10.10	ACTION BY THE EMPLOYER	59
10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	59
10.12	HEADINGS	59
10.13	UNIFORMITY	59

ii

SAWTEK INC.
EMPLOYEE STOCK OWNERSHIP AND 401(k) PLAN

    This Plan document represents a restatement of the Employee Stock Ownership and 401(k) Plan of Sawtek Inc., a Florida corporation (the "Employer"), and includes all amendments made to the Plan through November 3, 2000.

BACKGROUND INFORMATION

    A.  Effective October 1, 1980, the Employer adopted the predecessor of the Sawtek Inc. Code § 401(k) Profit Sharing Plan and Trust Agreement (the "401(k) Plan").

    B.  The 401(k) Plan was amended and restated effective October 1, 1987, and February 15, 1996, and also was amended from time to time in the interim. The pre-tax salary deferral feature was added effective October 1, 1991.

    C.  Effective October 1, 1990, the Employer adopted the Employee Stock Ownership Plan and Trust Agreement for Employees of Sawtek Inc. (the "ESOP") in order to enable the Eligible Employees of the Employer to acquire a proprietary interest in the common stock of the Employer.

    D.  The ESOP was amended on three occasions since its original effective date, and then was amended and restated effective February 15, 1996.

    E.  On July 16, 1997, the 401(k) Plan was merged into the ESOP, creating this Plan. At that time, an Employer matching provision was added. The Plan was further amended in response to the favorable determination letter issued by the IRS to the Plan on January 27, 1999, and then again on August 31, 1999, July 25, 2000 and November 3, 2000.

    F.  Amounts contributed under the Plan will be held and invested, and then distributed, by the Trustee. The Trustee shall act in accordance with the terms of a separate Trust Agreement between the Employer and the Trustee, which Trust Agreement shall be known as the Sawtek Inc. Employee Stock Ownership and 401(k) Trust (the "Trust"). The Trust implements and forms a part of the Plan. The provisions of, and the benefits under, the Plan are subject to the terms and provisions of the Trust.

ARTICLE I
DEFINITIONS

    1.1  "Act"  means the Employee Retirement Income Security Act of 1974, as amended.

    1.2  "Actual Contribution Percentage"  means, with respect to a Participant, the percentage obtained (calculated to the nearest one hundredth of one percent) by dividing the Matching Contribution allocated to such Participant for the Plan Year by his or her Compensation for the same Plan Year. For purposes of this computation, a Participant's Compensation shall include only such items as are paid after the Participant's Plan entry date specified in Section 2.2.

    1.3  "Actual Deferral Percentage"  means, with respect to a Participant, the percentage obtained (calculated to the nearest one hundredth of one percent) by dividing the Participant's Deferred Compensation for the Plan Year by his or her Compensation for the same Plan Year. Deferred Compensation allocated to the Participant's Deferral Account of each Non-Highly Compensated Participant shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under the Plan or any other plan maintained by the Employer. For purposes of this computation, a Participant's Compensation shall include only such items as are paid after the Participant's Plan entry date specified in Section 2.2.

    1.4  "Administrator"  means the Employer, unless a person or committee of persons is designated by the Employer pursuant to Article VIII to administer the Plan on behalf of the Employer. Until such time as the Board of Directors of the Employer provides otherwise, the President and Chief Financial Officer of the Employer are appointed to administer the Plan on behalf of the Employer.

    1.5  "Affiliated Employer"  means the Employer and any of the following entities:

      (a) Any corporation which is a member of a "controlled group of corporations" (as that phrase is defined in Code § 414(b)), which group includes the Employer;

      (b) Any trade or business (whether or not incorporated, and including a sole proprietorship, partnership, estate and trust) which is under "common control" (as that phrase is defined in Code § 414(c)) with the Employer;

      (c) Any entity (whether or not incorporated) which is a member of an "affiliated service group" (as that phrase is defined in Code § 414(m)), which group includes the Employer; and

      (d) Any entity required to be aggregated with the Employer pursuant to Regulations promulgated pursuant to Code § 414(o).

    1.6  "Aggregate Account"  means, with respect to each Participant, the value of all accounts (including the Participant's Deferral Account, Participant's Profit Sharing Account, Participant's ESOP Account, Participant's Matching Account and Participant's Rollover Account) maintained on behalf of a Participant, whether attributable to Employer or Employee contributions. A Participant's ESOP Account is comprised of his or her Participant's Company Stock Account, Participant's ESOP Investment Account, and Participant's Qualified Directed Investment Account.

    1.7  "Agreement" or "Plan"  shall mean this instrument, including all amendments or restatements hereof.

    1.8  "Anniversary Date"  means September 30.

    1.9  "Average Contribution Percentage"  means, with respect to a specified group of Participants for a Plan Year, the average (calculated to the nearest one hundredth of one percent) of the Actual Contribution Percentages of the Participants in such specified group for the Plan Year.

    1.10  "Average Deferral Percentage"  means, with respect to a specified group of Participants for a Plan Year, the average (calculated to the nearest one hundredth of one percent) of the Actual Deferral Percentages of the Participants in such specified group for the Plan Year.

    1.11  "Beneficiary"  means the person or entity to whom the share of a deceased Participant's Aggregate Account is payable, subject to the restrictions of Section 6.2.

    1.12  "Business Day"  means any day on which the Federal Reserve and New York Stock Exchange are both open for business.

    1.13  "Code"  means the Internal Revenue Code of 1986, as amended or replaced from time to time.

    1.14  "Company Stock"  means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market.

    1.15  "Compensation"  means, with respect to any Participant, such Participant's wages for the Plan Year within the meaning of Code § 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

    For purposes of this Section 1.15, the determination of Compensation shall be made by including salary reduction contributions made on behalf of a Participant to a plan maintained by the Employer pursuant to Code §§ 125 or 401(k). However, for purposes of applying Section 3.9 for Plan Years beginning prior to December 31, 1997, Compensation shall not include, or shall be net of, salary reduction contributions made on behalf of a Participant to a plan maintained by the Employer pursuant to Code §§ 125 or 401(k).

    For purposes of allocations made pursuant to Section 3.4, Compensation shall not include any income realized or recognized relating to the exercise of any incentive stock option or non-qualified stock option granted to the Participant by the Employer, or relating to the purchase of Company Stock pursuant to an employee stock purchase plan maintained by the Employer. Furthermore, Compensation shall not include any moving allowances or tuition reimbursements paid by the Employer.

    Compensation in excess of $150,000 (or such other amount as the Secretary of the Treasury may designate from time to time pursuant to Code § 401(a)(17)(B)) shall be disregarded regardless of whether the Plan is a Top Heavy Plan. If a determination period consists of fewer than 12 months, the foregoing annual Compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

    Effective for Participants that enter the Plan on and after July 16, 1997, Compensation for a Participant's Plan Year of entry shall mean Compensation actually paid after the Participant enters the Plan pursuant to Article II. However, see Section 7.4 for the definition of Compensation in the event a minimum allocation is required for any Top Heavy Plan Year.

    For Plan Years beginning prior to December 31, 1996, in determining the Compensation of an Employee, the family attribution rules of Code §§ 401(a)(17) and 414(q)(6) (as modified by Code § 401(a)(17)) shall apply.

    1.16  "Current Obligations"  means principal and interest obligations arising from an extension of credit to the Trust which are payable in cash within one year from the date an Employer Contribution is due.

    1.17  "Deferred Compensation"  means that portion of a Participant's Compensation which has been deferred pursuant to Section 3.2, and has been allocated to the Participant's Deferral Account.

    1.18  "Determination Year"  means the Plan Year for which testing is being performed to determine if an Employee is a Highly Compensated Employee.

    1.19  "Direct Rollover"  means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee in accordance with Section 6.15.

    1.20  "Distributee"  means an Employee or former Employee. In addition, an Employee's or former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), shall be Distributees with regard to the interest of the spouse or former spouse.

    1.21  "Eligible Employee"  means any Employee who is not otherwise described in this Section and has satisfied the age provisions of Section 2.1.

    Employees who are Leased Employees, or who are nonresident aliens who do not receive any earned income (as defined in Code § 911(d)(2) from the Employer which constitutes United States source income (as defined in Code § 861(a)(3)), shall not be eligible to participate in this Plan.

    Employees of Affiliated Employers shall become Eligible Employees only upon satisfaction of the age requirement of Section 2.1 and the adoption of this Plan by the Affiliated Employer, which adoption must be approved by the Board of Directors of Sawtek Inc.

    Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer shall not be eligible to participate in this Plan if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement requires the covered employees to participate in this Plan.

    1.22  "Eligible Retirement Plan"  means an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), or a qualified trust described in Code § 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

    1.23  "Eligible Rollover Distribution"  means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code § 401(a)(9), and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

    1.24  "Employee"  means any person who is employed by the Employer, or Affiliated Employer, but excludes any person who is employed as an independent contractor.

    The term "Employee" shall include any Leased Employee, unless such Leased Employee is covered by a plan described in Code § 414(n)(5) and Leased Employees do not constitute more than 20% of the Employer's Non-Highly Compensated Employees.

    1.25  "Employer"  means Sawtek Inc., a Florida corporation, any subsidiary or parent of such corporation which adopts the Plan with the approval of the Board of Directors of Sawtek Inc., any successor which shall maintain this Plan, and any other employer permitted by the Employer to adopt this Plan.

    1.26  "ESOP"  means an employee stock ownership plan that meets the requirements of Code § 4975(e)(7) and Regulation § 54.4975-11.

    1.27  "ESOP Contribution"  means the Employer's contribution to the Plan, made pursuant to Section 3.1(a) and allocated to the Participants' ESOP Accounts.

    1.28  "Excess Deferred Compensation"  means, with respect to the taxable year of a Participant, the excess of such Participant's Deferred Compensation under this Plan plus the elective deferrals described in Section 3.2(f) and Regulation § 1.402(g)-1(b), actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code § 402(g), which is incorporated herein by reference. For purposes of Code § 415, pursuant to Regulation § 1.415-6(b)(1), Excess Deferred Compensation shall be treated as an "annual addition" unless distributed pursuant to Section 3.2(f). Excess Deferred Compensation shall be included in an Employee's Deferred Compensation for purposes of the Actual Deferral Percentage test and Average Deferral Percentage test, unless such excess relates to a deferral made by a Non-Highly Compensated Participant under this or any other qualified retirement plan of the Employer.

    1.29  "Excess Elective Contributions"  means, with respect to a Plan Year, the excess of Deferred Compensation made pursuant to Section 3.2 on behalf of a Highly Compensated Participant for such Plan Year, over the maximum amount of such contributions permitted under Section 3.5(a) and Code § 401(k)(3). Excess Elective Contributions shall be treated as "annual additions" pursuant to Section 3.9 and Code § 415.

    1.30  "Excess Matching Contributions"  means, with respect to a Plan Year, the excess of Employer Matching Contributions made pursuant to Section 3.1(c) on behalf of a Highly Compensated

Participant for such Plan Year, over the maximum amount of such Employer Matching Contributions permitted under the limitations of Section 3.7 and Code § 401(m). Excess Matching Contributions shall be attributed to individual Highly Compensated Participants in accordance with Section 3.8(a).

    1.31  "Exempt Loan"  means a loan made to the Trust by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of § 2550.408b-3 of the Department of Labor Regulations, Regulation § 54.4975-7(b) and Section 5.5 hereof.

    1.32  "Family Member"  means, with respect to an affected Participant, such Participant's spouse, lineal descendants and ascendants and their spouses, all as described in Code § 414(q)(6)(B). The family aggregation provisions no longer apply in Plan Years beginning on and after October 1, 1997.

    1.33  "Fiduciary"  means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan. Such definition includes, but is not limited to, the Trustee, the Employer and its representative body, and the Administrator.

    1.34  "Fiscal Year"  means the Employer's accounting year of 12 months commencing on October 1 of each year and ending the following September 30.

    1.35  "Forfeiture"  means that portion of a Participant's ESOP Account, Participant's Matching Account or Participant's Profit Sharing Account that is not Vested, and occurs on the earlier of:

      (a) The distribution of the entire Vested portion of a Participant's ESOP Account, Participant's Matching Account or Participant's Profit Sharing Account; or

      (b) The last day of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service.

    For purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested interest in his Participant's ESOP Account, Participant's Matching Account or Participant's Profit Sharing Account is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested interest in such account(s) upon the effective date of his termination of employment. Restoration of such amounts shall occur pursuant to Section 3.4.

    1.36  "Former Participant"  means a person who has been an active Participant, but who has ceased to be a Participant for any reason.

    1.37  "Gap Period"  means the period of time between the end of the applicable computation period (i.e., Participant's taxable year or the Plan Year) and the date a corrective distribution is made to the Participant.

    1.38  "Highly Compensated Employee"  means an Employee described in Code § 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the Determination Year, and is in one or more of the following groups:

      (a) Employees who at any time during the Determination Year or Look-Back Year were "five percent owners" of the Employer.

      (b) Employees who received Compensation during the Look-Back Year from the Employer in excess of $75,000.

      (c) Employees who received Compensation during the Look-Back Year from the Employer in excess of $50,000 ($80,000 for Plan Years beginning after December 31, 1996) and were in the Top

  Paid Group of Employees for the Plan Year (Look-Back Year for Plan Years beginning after December 31, 1996).

      (d) Employees who during the Look-Back Year were "officers" of the Employer (as that term is defined within the meaning of the Regulations under Code § 416) and received Compensation during the Look-Back Year from the Employer greater than 50% of the limit in effect under Code § 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of three employees or ten percent of all employees. For purposes of determining the number of officers, Employees described in Section (a), (b), (c) and (d) shall be excluded, but such Employees shall still be considered for purposes of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual Compensation is in excess of 50% of the Code § 415(b)(1)(A) limit, then the highest paid officer of the Employer shall be treated as a Highly Compensated Employee.

      (e) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the Determination Year and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute Determination Year for Look-Back Year.

    For Plan Years beginning after December 31, 1996, subparagraphs (b), (d) and (e) shall no longer apply, except that in determining whether an Employee is a Highly Compensated Employee for purposes of the Plan Year beginning October 1, 1997, subparagraphs (b), (d) and (e) shall not be applied to the Look-Back Year beginning October 1, 1996, and the parenthetical language in subparagraph (c) shall be applied to such Look-Back Year.

    The dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Code § 414(q)(1). In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the Determination Year or Look-Back Year begins.

    In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code § 911(d)(2)) from the Employer constituting United States source income within the meaning of Code § 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code § 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code § 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the Determination Year.

    1.39  "Highly Compensated Former Employee"  means a former Employee who (i) had a separation year prior to the Determination Year and (ii) was either a Highly Compensated Employee in the year of separation from service or in any Determination Year after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

    1.40  "Highly Compensated Participant"  means any Highly Compensated Employee who is eligible to participate in the Plan.

    1.41  "Hour of Service"  means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; and (c) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

    For purposes of (a) above, Hours of Service shall be credited to the computation period (See definition of Year of Service) in which the duties are performed. For purposes of (b) above, Hours of Service shall be credited to the computation period provided for in Department of Labor regulations §2530.200b-2(c)(2). Finally, for purposes of (c) above, Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

    Hours of Service for hourly Employees shall be based on actual hours worked, and for salaried Employees on the basis of 45 Hours of Service for each week (or portion thereof) employed by the Employer.

    Notwithstanding the above, (i) no more that 501 Hours of Service are required to be credited to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

    For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust, fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust, fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

    An Hour of Service must be counted for purposes of determining a Year of Service, a year of participation for purposes of accrued benefits, a One-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor Regulations §§ 2530.200 b-2(b) and (c) are incorporated herein by reference.

    1.42  "Investment Manager"  means any person, firm or corporation (other than the Trustee or named Fiduciary) who (i) is a registered investment adviser under the Investment Advisers Act of 1940, or is a bank or insurance company described in Act § 3(38), (ii) has the power to manage, acquire, or dispose of Plan assets, and (iii) acknowledges in writing its fiduciary responsibility to the Plan under the Act. See Section 8.1(c).

    1.43  "Leased Employee"  means a person who provides services to the Employer and is described in Code § 414(n) and Regulations promulgated thereunder. Generally, a person shall be considered a Leased Employee if:

      (a) He is not otherwise an Employee of the Employer,

      (b) He provides services to the Employer,

      (c) Such services are provided pursuant to an agreement between the Employer and a leasing organization,

      (d) Such person has performed such services for the Employer on a substantially full-time basis for at least twelve months, and

      (e) Such services are of a type historically performed in the Employer's business field by employees. Effective for Plan Years beginning after December 31, 1996, this requirement shall be amended by deleting the foregoing "historically performed" provision and instead requiring that such services be performed under the primary direction and control of the Employer.

    1.44  "Look-Back Year"  means the twelve month period immediately preceding the Determination Year for which testing is being performed to determine if an Employee is a Highly Compensated Employee. See definition of Highly Compensated Employee.

    1.45  "Matching Contribution"  means the Employer's matching contribution made to the Plan pursuant to Section 3.1(c) and allocated to a Participant's Matching Account.

    1.46  "Net Profit"  means, with respect to any Fiscal Year, the Employer's pre-tax profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with the method of accounting regularly used by the Employer, without any reduction for taxes upon income or for contributions made by the Employer to this Plan or any other qualified retirement plan.

    1.47  "Nonallocation Period"  means the period beginning on the date of the sale of Company Stock to the Plan and ending on the later of:

      (a) the date which is 10 years after the date of sale; or

      (b) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

    1.48  "Noncurrent Obligations"  means Trust obligations arising from an extension of credit to the Trust which are payable in cash later than one year from the date an Employer contribution is due.

    1.49  "Non-Highly Compensated Employee"  means any Employee who is neither a Highly Compensated Employee or (for Plan Years beginning prior to December 31, 1996) a Family Member thereof.

    1.50  "Non-Highly Compensated Participant"  means any Participant who is neither a Highly Compensated Employee or (for Plan Years beginning prior to December 31, 1996) a Family Member thereof.

    1.51  "Normal Retirement Date"  means the first day of the month coinciding with or next following the earlier of (i) the date of attainment of the Participant's Normal Retirement Age, or (ii) the date on which the combination of the Participants' attained age plus Years of Service equals or exceeds seventy (70). For purposes of this Section, "Normal Retirement Age" means the earlier of the Participant's attainment of (X) age 65 with five (5) or more years of participation in the Plan, or (Y) age 55 with seven (7) or more Years of Service. A Participant shall become 100% Vested in his Aggregate Account upon attaining his Normal Retirement Age. See Section 6.1 for distributions following a termination of employment after a Participant's Normal Retirement Date.

    1.52  "One-Year Break in Service"  means a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer. An Employee shall not incur a One-Year Break in Service for the Plan Year in which he becomes a Participant, dies, retires or suffers a Total and Permanent Disability. Furthermore, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity or paternity leaves of absence."

    "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established, non-discriminatory policy, whether occasioned by illness, military service, or any other reason.

    A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service or, in any case in which the Administrator is unable to determine such hours normally credited, eight Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

    1.53  "Participant"  means any Eligible Employee who becomes eligible for and enters the Plan as provided in Sections 2.1 and 2.2, and has not for any reason become ineligible to participate further in the Plan. Upon termination of employment, a Participant becomes a Former Participant for purposes of the Plan.

    1.54  "Participant's Company Stock Account"  means the subaccount of the Participant's ESOP Account which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust Fund.

    1.55  "Participant's Deferral Account"  means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from the Participant's Deferred Compensation contributed to the Plan pursuant to Sections 3.1(b) and 3.2. A Participant shall be 100% Vested in his Participant's Deferral Account at all times.

    1.56  "Participant's ESOP Account"  means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from the Employer's ESOP Contributions made pursuant to Section 3.1(a) and Forfeitures allocated pursuant to Section 3.4. A Participant's ESOP Account may be further subdivided into a Participant's Company Stock Account, Participant's ESOP Investment Account and Participant's Qualified Directed Investment Account. A Participant's interest in his Participant's ESOP Account shall be subject to the vesting provisions of Section 6.4.

    1.57  Participant's ESOP Investment Account"  means the subaccount of the Participant's ESOP Account which is credited with his share of net gains or losses, Forfeitures and Employer ESOP Contributions held in a form other than Company Stock and which is debited with payments to acquire Company Stock.

    1.58  "Participant's Matching Account"  means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from the Employer's Matching Contributions made pursuant to Section 3.1(c). A Participant's interest in his Participant's Matching Account shall be subject to the vesting provisions of Section 6.4.

    1.59  "Participant's Profit Sharing Account"  means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from the Employer's Profit Sharing Contribution, if any, made pursuant to Section 3.1(e). A Participant's interest in his Participant's Profit Sharing Account shall be subject to the vesting provisions of Section 6.4.

    1.60  "Participant's Qualified Directed Investment Account"  means the subaccount established by the Administrator for a Qualified Participant who makes a diversification election pursuant to Section 3.12.

    1.61  "Participant's Rollover Account"  means the account established and maintained by the Administrator for any Participant (or Employee) who has transferred amounts to the Plan from another qualified plan (or conduit IRA) pursuant to Section 3.11. A Participant shall be 100% Vested in his Participant's Rollover Account at all times.

    1.62  "Plan Year"  means the Plan's accounting year of 12 months commencing on October 1 of each year and ending the following September 30.

    1.63  "Profit Sharing Contribution"  means the Employer's contribution to the Plan made pursuant to Section 3.1(e) and allocated to the Participant's Profit Sharing Account.

    1.64  "Qualified Election Period"  means the six Plan Year period beginning with the first Plan Year in which the Participant becomes a Qualified Participant.

    1.65  "Qualified Non-Elective Contribution"  means the Employer's contributions to the Plan that are made pursuant to Section 3.1(d). Such contributions shall be (i) considered additional Deferred Compensation for purposes of the Plan, (ii) allocated to the Participant's Deferral Account, and (iii) used to satisfy the Average Deferral Percentage test of Section 3.5.

    1.66  "Qualified Participant"  means any Participant or Former Participant who has attained age 55 and has been credited with ten (10) Years of Service.

    1.67  "Regulation"  means the income tax regulations promulgated by the Secretary of the Treasury or his delegate, as amended from time to time.

    1.68  "Retired Participant"  means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

    1.69  "Retirement Date"  means the date as of which a Participant retires.

    1.70  "Suspense Account"  means the account credited with the portion of all Former Participant's ESOP Accounts, Participant's Matching Accounts and Participant's Profit Sharing Accounts which have become forfeitable during any Plan Year, but which have not been reallocated pursuant to Section 3.4(e).

    1.71  "Terminated Participant"  means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability, or retirement.

    1.72  "Total and Permanent Disability"  means a physical or mental condition of the Participant that renders the Participant incapable of continuing any gainful occupation with the Employer for which the Participant is suited by training, skill or experience, after reasonable accommodations have been made in accordance with applicable federal and state laws. Except as provided below, such condition must continue for a cumulative period of 135 business days in a 365 day period, and must result in a termination of employment of the Participant upon a determination by the Administrator that the Participant is incapable of continuing any such gainful occupation with the Employer. Notwithstanding the foregoing sentence, the Administrator may waive or reduce the 135 business day requirement upon a determination that the Participant's physical or mental condition is such that there is a substantial probability that the condition will continue for more than 135 business day.

    The determination of Total and Permanent Disability shall be made by the Administrator in its discretion, and shall be based upon a medical examination of the Participant by a licensed medical provider designated by the Administrator. All fees and costs of the examination by a licensed medical provider shall be paid by the Employer. The decision of the Administrator shall be subject to review by the Participant in accordance with Sections 8.11 and 8.12 below.

    For purposes of this Section, time spent by a Participant on an authorized leave of absence or on a leave of absence under the Family and Medical Leave Act shall be counted as part of the foregoing 135 business day period.

    1.73  "Trustee"  means the person named as Trustee of the Sawtek Inc. Employee Stock Ownership and 401(k) Trust.

    1.74  "Trust Fund"  means the assets of the Plan as the same shall exist from time to time.

    1.75  "Unallocated Company Stock Suspense Account"  means an account containing Company Stock acquired with the proceeds of an Exempt Loan, which Company Stock has not been released from such account and allocated to the Participants' Company Stock Accounts.

    1.76  "Valuation Date"  means the Anniversary Date of the Plan, and any other date on which the Administrator makes allocations, or pursuant to Section 4.1, directs the Trustee to value the Trust Fund. In the event the Employer elects to value the Trust Fund, or any portion thereof, on a daily basis, Valuation Date also shall include all Business Days.

    1.77  "Vested"  means the portion of any of the Participant's accounts in the Plan that is nonforfeitable. This Plan does not permit forfeiture for cause. However, see Section 3.1 for permitted reversions of all or a portion of the Trust Fund to the Employer.

    1.78  "Year of Service"  shall mean a Plan Year, during which an Employee is credited with at least 1000 Hours of Service.

    Years of Service (including service as a Leased Employee) with any Affiliated Employer shall be recognized.

    Service from the date on which the Employee first performs an Hour of Service shall be counted in computing Years of Service for vesting purposes.

    The Administrator shall, in accordance with a uniform, non-discriminatory policy, elect to credit Hours of Service pursuant to this Plan by counting actual Hours of Service for any Employee, or by adopting an equivalency based on a period of employment as provides in §2530.200-2(c) of the Department of Labor Regulations.

ARTICLE II
ELIGIBILITY

    2.1  CONDITIONS OF ELIGIBILITY

    Any full-time Employee who had entered the Plan as of July 16, 1997 shall continue to be eligible to participate hereunder. Otherwise, an Employee must meet the eligibility requirements described below in order to become a Participant.

    Any Employee who has attained age 18 shall be eligible to participate hereunder immediately upon his employment, provided such Employee is not excluded from participation by the Eligible Employee provisions of Section 1.21.

    2.2  EFFECTIVE DATE OF PARTICIPATION

    Any Eligible Employee who had entered the Plan as of July 16, 1997 shall continue to participate in the Plan for all purposes. Thereafter, an Employee who, pursuant to Section 2.1, has become eligible to participate hereunder shall enter the Plan immediately upon meeting the requirements of Section 2.1.

    2.3  TERMINATION OF ELIGIBILITY

      (a) In the event a Participant shall go from a classification of an Eligible Employee to a non-eligible Employee (e.g., by becoming a Leased Employee or Employee covered by a collective bargaining agreement), such Participant shall become a Former Participant but shall continue to vest in his or her Participant's ESOP Account, Participant's Profit Sharing Account and Participant's Matching Account for each Year of Service completed while a non-eligible Employee, until such time as his Participant's ESOP Account, Participant's Profit Sharing Account and Participant's Matching Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, such Former Participant's Aggregate Account in the Plan shall continue to share in the income, gains or losses of the Trust Fund, unless such Aggregate Account is otherwise segregated or subject to the investment direction provisions of Section 3.13.

      (b) In the event an Employee ceases to be a Participant in the Plan because of a change of job classification (i.e., becomes a Leased Employee, covered by a collective bargaining agreement, or an independent contractor), but has not incurred a One-Year Break in Service, such Employee shall again become a Participant effective as of the first day of the Plan Year in which such Employee again becomes an Eligible Employee.

      (c) In the event an individual who is an Employee, but not an Eligible Employee, becomes a member of an eligible class, then such Employee shall enter the Plan and become a Participant as of the later of (i) the first day of the Plan Year in which the Employee becomes an Eligible Employee, or (ii) the entry date provided in Section 2.2 coinciding with or next following the date the Employee met any age requirement of Section 2.1 (assuming the Employee had been an Eligible Employee during his entire period of service to the Employer).

    2.4  OMISSION OF ELIGIBLE EMPLOYEE

    If in any Plan Year any Employee who should be included as a Participant in the Plan is erroneously omitted, and discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made and after the allocation of such contribution has been completed pursuant to Section 3.4, the Employer shall make a subsequent contribution (or any available Forfeitures shall be applied) with respect to the omitted Employee in an amount which the Administrator would have allocated to such omitted Participant's Aggregate Account (plus any lost earnings due to the omission) had the Participant not been omitted. Such contribution shall be made regardless of its deductibility in whole or in part in any taxable year under applicable provisions of the Code. In addition, such Employee may immediately begin making salary deferrals.

    2.5  INCLUSION OF INELIGIBLE EMPLOYEE

    If in any Plan Year any person who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and after the allocation of such contribution erroneously has been made to the Participant pursuant to Section 3.4, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of its deductibility with respect to such contribution. However, in such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made, shall be credited to the Suspense Account and shall be reallocated as a Forfeiture pursuant to Section 3.4(e) for the Plan Year of discovery. Such person's Deferred Compensation shall remain in the Plan for the benefit of such person until such time as one of the events described in Article VI shall occur and give rise to a distribution. Such person's Participant Aggregate Account shall share in the Trust Fund's earnings until distributed.

ARTICLE III
CONTRIBUTION AND ALLOCATION

    3.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

    For each Plan Year, the Employer may or shall (as the case may be) contribute to the Plan the following amounts, which shall be subject to the following conditions.

      (a)  ESOP Contribution:  For each Fiscal Year, the Employer may, in its sole discretion, determine the amount, if any, of any ESOP Contribution to be made by it to the Plan. Such contribution may be made by the Employer regardless of Net Profits or accumulated earnings, and shall be allocated to each Participant's ESOP Account. In determining such contribution, the

  Employer shall be entitled to rely upon an estimate of its Net Profits, of the total Compensation for all Participants, and of the amounts contributable by it. Except as otherwise provided herein, the Employer's determination of such contribution shall be binding on all Participants, the Administrator and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

      Notwithstanding the preceding paragraph, and except as otherwise required herein, the Employer's ESOP Contribution for each Fiscal Year shall not be less than the amount required to enable the Trust to timely discharge its Current Obligations, even if some or all of such contribution may not be deductible by the Employer under the Code.

      (b)  Deferred Compensation:  The Employer shall contribute to the Plan the total amount of all Participants' Compensation which has been deferred into the Plan pursuant to Section 3.2. Such amount shall be deemed to be Deferred Compensation and allocated to the applicable Participants' Deferral Accounts.

      (c)  Matching Contribution:  Effective for Plan Years beginning on or after October 1, 1997, on behalf of each Participant who has elected to defer a portion of his Compensation into the Plan pursuant to Section 3.2 or has been allocated a Qualified Non-Elective Contribution, the Employer shall make a discretionary Matching Contribution based on the matching formula determined from time to time by the Employer. Such amount shall be deemed to be a Matching Contribution and allocated to the applicable Participants' Matching Accounts.

      (d)  Qualified Non-Elective Contribution:  On behalf of each Participant (or if elected by the Employer, on behalf of each Non-Highly Compensated Participant only), the Employer may make a discretionary, Qualified Non-Elective Contribution equal to a percentage of Compensation of such Participants (or, if applicable, such Non-Highly Compensated Participants only) determined by the Employer. Such amount shall be deemed to be additional Deferred Compensation and allocated to the applicable Participants' Deferral Accounts.

      (e)  Profit Sharing Contribution:  For each Fiscal Year, the Employer may, in its sole discretion, determine the amount, if any, of any Profit Sharing Contribution to be made by it to the Plan. Such contribution may be made by the Employer regardless of Net Profits or accumulated earnings, and shall be allocated to each Participant's Profit Sharing Account. In determining such Profit Sharing Contribution, the Employer shall be entitled to rely upon an estimate of its Net Profits, of the total Compensation for all Participants, and of the amounts contributable by it. Except as otherwise provided herein, the Employer's determination of such contribution shall be binding on all Participants, the Administrator and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

      (f)  Except as otherwise required herein, the Employer's contributions provided for in this Section shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code § 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee and permitted by the Act and the Code.

      (g) Notwithstanding the foregoing provisions, to the extent necessary to provide the top heavy minimum allocations required by Article VII, the Employer shall make a contribution even if it exceeds the Employer's current or accumulated Net Profit or the amount which is deductible under Code § 404.

      (h) Except as provided in paragraph (g) above and in accordance with Act § 403(c)(2)(C), Revenue Ruling 91-4 and the Code, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution, and the Trustee shall return such contribution within one year following the disallowance, provided such return of contribution is otherwise permitted by the Act, Revenue Ruling 91-4 and the Code. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

      (i)  Notwithstanding anything herein to the contrary, in the event the Employer shall make an excessive contribution under a mistake of fact as described in Act § 403(c)(2)(A) and Revenue Ruling 91-4, the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustee shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

      (j)  Notwithstanding any provision of this Plan to the contrary, any amount returned to the Employer pursuant to the foregoing paragraphs of this Section 3.1 may be returned to the Employer regardless of whether the Participant is Vested, in whole or in part. However, the maximum reversion to the Employer shall not exceed the limitations of Revenue Ruling 91-4.

    3.2  PARTICIPANT'S SALARY REDUCTION ELECTION

      (a) Pursuant to procedures and guidelines established from time to time by the Administrator in accordance with paragraph (j) below, each Participant may elect to defer into the Plan a portion (up to a maximum percentage determined from time to time by the Administrator) of his Compensation which would have been received during the Plan Year (but for the deferral election). Such deferral shall comply with the requirements of the Average Deferral Percentage test of Section 3.5 and the annual addition requirements of Section 3.9, and shall not exceed the maximum amount allowable as a deduction to the Employer under Code §404. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is available on or before the date the Participant executes such election.

      (b) The amount by which a Participant's Compensation is reduced shall be that Participant's Deferred Compensation and allocated to that Participant's Deferral Account.

      (c) The balance in each Participant's Deferral Account shall be 100% Vested at all times, and shall not be subject to Forfeiture for any reason.

      (d) Amounts held in a Participant's Deferral Account shall not be distributable earlier than the:

        (1) Participant's termination of employment, Total and Permanent Disability, or death;

        (2) Participant's attainment of age 59 1/2;

        (3) Termination of the Plan without the existence at the time of Plan termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7) or a simplified employee pension as defined in Code §408(k)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7) or a simplified employee pension as defined in Code §408(k)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan. For purposes of this Section, the rules of Code §401(k)(10)(A) and of Regulation §§ 1.401(k)-1(d)(3) and (5) are incorporated herein by reference;

        (4) Date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the Employer's assets (within the meaning of Code § 409(d)(2)) used in its trade or business. For purposes of this Section, the rules of Code §401(k)(10)(B) and Regulation §§ 1.401(k)-1(d)(4) and (5) are incorporated herein by reference;

        (5) Date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code §409(d)(3)) to an entity which is not an Affiliated Employer. For purposes of this Section, the rules of Code §401(k)(10)(B) and Regulation §§ 1.401(k)-1(d)(4) and (5) are incorporated herein by reference; or

        (6) Proven financial hardship of a Participant, subject to the limitations of Section 6.14.

      (e) In the event a Participant has received a hardship distribution from his Participant's Deferral Account pursuant to Section 6.14 or, pursuant to Regulations under Code §401(k) (iii)(B), from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of 12 months following the date of receipt of such hardship distribution. Furthermore, the dollar limitation under Code § 402(g) applicable to such Participant shall be reduced with respect to the Participant's taxable year following the taxable year in which the hardship distribution was received, by the amount of such Participant's Deferred Compensation, if any, under this Plan (and any other maintained by the Employer) for the taxable year of the hardship distribution.

      (f)  If a Participant's Deferred Compensation under this Plan, together with any elective deferrals (as defined in Regulation § 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code § 401(k)), a simplified employee pension (as defined in Code § 408(k)), a salary reduction arrangement (within the meaning of Code § 3121(a)(5)(D)), a deferred compensation plan under Code § 457 or a trust described in Code § 501(c)(18), cumulatively exceed the limitation imposed by Code § 402(g) for such Participant's taxable year (such limitation to be adjusted annually in accordance with the method provided in Code § 415(d) pursuant to Regulations), the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such Excess Deferred Compensation and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall direct the Trustee to distribute such Excess Deferred Compensation (and any "income" allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year in which such Excess Deferred Compensation was contributed. A Participant shall be deemed to have notified the Administrator in writing of such Excess Deferred Compensation for a taxable year if such excess is calculated by taking into account only elective deferrals under the Plan and other plans of the Employer. Any distribution of less than the entire amount of Excess Deferred Compensation and "income" shall be treated as a pro rata distribution of Excess Deferred Compensation and "income." The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year in which the Excess Deferred Compensation was contributed must satisfy each of the following conditions:

        (1) The Participant shall designate (or is deemed to have so designated) the distribution as Excess Deferred Compensation;

        (2) The distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

        (3) The Plan must designate the distribution as a distribution of Excess Deferred Compensation.

      Any Matching Contributions made on account of Excess Deferred Compensation distributed pursuant to this Section shall be treated as a Forfeiture for the Plan Year of distribution of such Excess Deferred Compensation.

      (g) For purposes of Section 3.2(f) above, "income" means the gain or loss allocable to Excess Deferred Compensation which shall equal the allocable gain or loss for the taxable year of the Participant. The income allocable to Excess Deferred Compensation for the taxable year of the Participant is determined by multiplying the income allocable to Deferred Compensation for the taxable year of the Participant by a fraction. The numerator of the fraction is the Participant's Excess Deferred Compensation for the taxable year of the Participant. The denominator of the fraction is the sum of the Participant's Deferral Account as of the beginning of the taxable year of the Participant plus the Deferred Compensation allocable to such Participant's Deferral Account for the taxable year of the Participant. No income shall be allocable to Excess Deferred Compensation for the Gap Period.

      (h) Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which distribution is made pursuant to Section 3.2(f) above, using the method described in paragraph (g) above for the income allocable to Excess Deferred Compensation for the taxable year of the Participant.

      (i)  Notwithstanding Section 3.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Elective Contributions pursuant to Section 3.6 for the Plan Year beginning with or within the taxable year of the Participant.

      (j)  The Employer and the Administrator shall implement the salary deferral elections provided for in this Section 3.2 in accordance with the following:

        (1) A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article II. If a Participant fails to make his initial salary deferral election within the designated enrollment term, then such Participant may thereafter make an election in accordance with the rules governing modifications. A Participant shall make such election by executing a deferral election form, and filing such agreement with the Administrator.

      Such election (i) shall initially be effective beginning with the first pay period administratively feasible to effect the deferral election, (ii) shall not have retroactive effect, and (iii) shall remain in force until revoked or modified.

        (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a revised deferral election form with the Administrator at such times or during such enrollment periods as are established by the Administrator. However, until the Administrator provides otherwise, modifications of a prior deferral election shall only be made as of the first day of each calendar quarter.

        (3) Notwithstanding the above provisions, a Participant may elect prospectively to revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with written notice of such revocation. Such revocation shall become effective as of the payroll date for which it is administratively practical to give effect. Furthermore, the receipt of a hardship distribution pursuant to Section 6.14, the termination of the Participant's employment, or the cessation of participation in the Plan for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective as of the date administratively practical following the close of the pay period within which such receipt, termination or cessation occurs.

    3.3  TIME OF PAYMENT OF CONTRIBUTIONS

    The Employer shall pay to the Trustee its contributions to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year. The Employer shall designate the Plan Year to which the contribution relates. To the extent the Trust has Current Obligations, the Employer's ESOP Contribution shall be paid to the Plan in cash in sufficient and timely amounts to meet the terms of such Current obligations. However, Deferred Compensation accumulated through payroll deductions shall be paid to the Trustee within the times prescribed by the Department of Labor. Furthermore, any additional Employer contributions which are Qualified Non-Elective Contributions allocable to the Participant's Deferral Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

    3.4  ACCOUNTING AND ALLOCATION

      (a) The Administrator shall establish and maintain a Participant's Deferral Account, Participant's ESOP Account, Participant's Matching Account, and Participant's Profit Sharing Accounts (and if applicable, a Participant's Rollover Account) in the name of each Participant, to which the Administrator shall credit, as of each Anniversary Date (or at more frequent intervals determined by the Administrator), all amounts allocable to each Participant as hereinafter set forth. The Administrator may divide the Participant's ESOP Account into a Participant's Company Stock Account, Participant's ESOP Investment Account and/or Participant's Qualified Directed Investment Account.

      (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of all Employer contributions (including the ESOP Contribution, Matching Contribution and Profit Sharing Contribution, if any), Forfeitures, Company Stock released from the Unallocated Company Stock Suspense Account, or Trust Fund earnings or losses for each Plan Year. Within a reasonable time after the date of receipt by the Administrator of such information, the Administrator shall allocate any such contributions, Company Stock released from the unallocated Company Stock Suspense Account and Forfeitures (after making any reinstatements required by Section 3.4(f)) as follows:

        (1) With respect to any Employer's Profit Sharing Contributions, ESOP Contributions, Forfeitures of such Employer's ESOP Contributions and Profit Sharing Contributions, and Company Stock released from the Unallocated Company Stock Suspense Account, after making any reinstatements required by Section 3.4(f), the Administrator shall allocate such amounts in the same proportion that each such Participant's Compensation with respect to such Plan Year bears to the total Compensation of all Participants with respect to such Plan Year.

        (2) With respect to the Deferred Compensation contributed pursuant to Section 3.1(b), to each Participant's Deferral Account, an amount equal to his Deferred Compensation for such Plan Year (or other interval).

        (3) Effective for Plan Years beginning on and after October 1, 1997, with respect to the Matching Contributions made pursuant to Section 3.1(c), to each Participant's Matching Account an amount determined under the matching formula for the Plan Year (or other interval).

        (4) With respect to any Qualified Non-Elective Contributions made pursuant to Section 3.1(d), to each Participant's (or if applicable, to each Non-Highly Compensated Participant only) Deferral Account, an amount determined by the Employer for such Plan Year.

      (c) Notwithstanding the above provisions of Section 3.4(b), a Participant who performed less than 500 Hours of Service during a Plan Year or terminated employment for any reason during the Plan Year shall not be allocated a share of the Employer's ESOP Contribution, Profit Sharing Contribution, Company Stock Released from the Unallocated Company Stock Suspense Account, Forfeitures, Matching Contribution, or Qualified Non-Elective Contribution, unless required by Section 7.4 or unless required to meet the minimum participation or coverage tests of Code §§ 401(a)(26) and 410 or to avoid discrimination under Code §401(a)(4) for that Plan Year. However, effective October 1, 1997, a Participant who terminated employment during the Plan Year due to death or Total and Permanent Disability shall be allocated a share of such contributions for such Plan Year, provided such Participant had 500 Hours of Service for that Plan Year. Furthermore, a Participant whose effective date of termination is September 30 shall be deemed to be employed on the last day of the Plan Year.

      (d) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with the Participant's allocable share (determined pursuant to paragraph (b) above) of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust by the Employer. In addition, each Participant's Company Stock Account shall be credited as of each Anniversary Date with Forfeitures of Company Stock and with stock dividends on Company Stock that previously had been allocated to the Participant's Company Stock Account. Cash dividends on Company Stock held in a Participant's Company Stock Account shall, in the discretion of the Administrator, be allocated to the Participant's ESOP Investment Account, paid directly to the Participant, or used to repay an Exempt Loan (provided that Company Stock released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account has a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's ESOP Investment Account for the Plan Year). Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 3.4(g) below. Company Stock received by the Trust during a Plan Year with respect to an ESOP Contribution by the Employer for the preceding Plan Year shall be allocated to the Participant's Company Stock Accounts as of the Anniversary Date of such preceding Plan Year.

      (e) As of each Anniversary Date or other Valuation Date, before allocation of the Employer's contributions made pursuant to Section 3.1, any Company Stock released from the Unallocated Company Stock Suspense Account, any Forfeitures, and any earnings or losses (including net appreciation or net depreciation) of the Trust Fund (other than earnings or losses on segregated accounts subject to Participant self-direction) since the last valuation shall be allocated in the same proportion that each Participant's and Former Participant's Aggregate Account (as of the beginning of the valuation period) bears to the total of all Participants' and Former Participants' Aggregate Accounts as of the same date. Such allocation shall, pursuant to a uniform procedure determined by the Administrator, be reduced by any withdrawals, distributions, forfeitures, or hardship distributions made pursuant to Section 6.14. Notwithstanding the foregoing, unless the Administrator elects to value the Trust Fund daily, the Administrator may, pursuant to a uniform procedure determined by the Administrator, provide that gains or losses on Deferred Compensation may be computed on a time-weighted basis to give effect to the periodic contribution of Deferred Compensation required by Section 3.4. Furthermore, in the event the Employer elects to value the Trust Fund on each Business Day, (i) each distribution or withdrawal shall be charged to the appropriate account on the Business Day as of which such distribution or withdrawal is processed, and (ii) contributions made by or on behalf of a Participant shall be credited to the appropriate account on the Business Day as of which such contribution is received and processed. The Trustee's determination of the net value of the Trust Fund, and of the debits and credits to each account, shall be conclusive and binding on the Participants and Beneficiaries.

  See also Section 3.12 regarding the allocation of earnings to Participant's Qualified Directed Investment Accounts.

      (f)  As of each Anniversary Date, any amounts credited to the Suspense Account that have become Forfeitures during the Plan Year (including amounts forfeited under Section 6.4) first, in accordance with Section 8.9, shall be used to pay Plan expenses, costs and fees, and the balance shall be allocated as follows:

        (1) Forfeitures in the Suspense Account relating to Participants' and Former Participants' ESOP Accounts, Participants' Profit Sharing Accounts, and Participant's Matching Accounts shall first be used to reinstate previously forfeited Participants' ESOP Accounts, Participants' Profit Sharing Accounts and Participants' Matching Accounts, if any, pursuant to Section 6.4(g). If required restorations exceed available Forfeitures, the Employer shall contribute the excess to the Plan.

        (2) Any remaining Forfeitures in the Suspense Account relating to Participants' ESOP Accounts and Participants' Profit Sharing Accounts shall be allocated in the year forfeited among the Participants' ESOP and Participants' Profit Sharing Accounts in the same manner, and in connection with, the allocation of the Employer's ESOP Contribution and Profit Sharing Contribution respectively allocated pursuant to Section 3.4(b).

        (3) Any remaining Forfeitures in the Suspense Account relating to Participant's Matching Accounts shall be used in the year forfeited to reduce the Employer's Matching Contribution required by Section 3.1(c) above.

        (4) In the event the allocation of Forfeitures shall cause the "annual addition" limitation of Section 3.9 to be exceeded, the excess shall be reallocated in accordance with Section 3.10.

        (5) Notwithstanding the above provisions of this Section 3.4(f), a Participant who performed less than 500 Hours of Service during the Plan Year or terminated employment for any reason during the Plan Year shall not be allocated a share of the Plan Forfeitures for that Plan Year unless required pursuant to Section 7.4 or unless required to meet the minimum participation or coverage tests of Code §§ 401(a)(26) and 410 or to avoid discrimination under Code §401(a)(4) for that Plan Year. However, effective October 1, 1997, a Participant who terminated employment during such Plan Year due to death or Total and Permanent Disability shall be allocated a share of such Plan Forfeitures for such Plan Year, provided such Participant was credited with 500 Hours of Service for that Plan Year. Furthermore, a Participant whose effective date of termination is September 30 shall be deemed to be employed on the last day of the Plan Year.

      (g) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the Exempt Loan, the number of shares of the Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. (See Section 5.5 regarding Exempt Loans). The rules of Labor Regulation §2550.408b-3(h)(1) are incorporated herein by reference. As of each Anniversary Date, the Administrator shall consistently allocate to each Participant's Company Stock Account, in the same manner as the Employer's ESOP Contributions are allocated, non-monetary units (i.e., shares and fractional shares of Company Stock) representing each Participant's interest in the Company Stock withdrawn from the Unallocated Company Stock Suspense Account. Notwithstanding the

  foregoing, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to this Section shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account may be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Any income which is not so used shall be allocated as income of the Plan.

      (h) If a Former Participant is reemployed after five consecutive One-Year Breaks in Service, then separate accounts shall be maintained as follows:

        (1) One account for nonforfeitable benefits attributable to pre-break service; and

        (2) One account representing his status in the Plan attributable to post-break service.

      (i)  If, because of the service requirements in Sections 3.4(c) or 3.4(f)(5), this Plan would otherwise fail to meet the requirements of Code §§401(a)(26), 410 or 401(a)(4) and the Regulations thereunder, because the Employer's ESOP Contributions, Profit Sharing Contributions and/or Forfeitures have not been allocated to a sufficient number or percentage of Participants or Former Participants for a Plan Year, then the following rules shall apply:

        (1) The group of Participants eligible to share in the Employer's ESOP Contributions, Profit Sharing Contribution and/or Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

        (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants or Former Participants eligible to share in the Employer's ESOP Contributions, Profit Sharing Contribution and/or Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants or Former Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants or Former Participants who shall become eligible to share shall be those Participants or Former Participants, when compared to similarly situated Participants or Former Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

        (3) Nothing in this Section shall permit the reduction of a Participant's Aggregate Account. Therefore, any amounts that have previously been allocated to Participants or Former Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants or Former Participants would have received had they been included in the allocations, even if its exceeds the amount which would be deductible under Code § 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

    3.5  AVERAGE DEFERRAL PERCENTAGE TESTS

      (a) For each Plan Year, the annual allocation under Section 3.4(b)(2) derived from Deferred Compensation allocated to a Participant's Deferral Account shall satisfy one of the following tests:

        (1) The Average Deferral Percentage for the Highly Compensated Participant group for the Plan Year shall not be more than the Average Deferral Percentage of the Non-Highly

    Compensated Participant group for the Plan Year (or for Plan Years beginning after December 31, 1996, for the preceding Plan Year) multiplied by 1.25, or

        (2) The excess of the Average Deferral Percentage for the Highly Compensated Participant group for the Plan Year over the Average Deferral Percentage for the Non-Highly Compensated Participant group for the Plan Year (or for Plan Years beginning after December 31, 1996, for the preceding Plan Year) shall not be more than two percentage points, and the Average Deferral Percentage for the Highly Compensated Participant group for the Plan Year shall not exceed the Average Deferral Percentage for the Non-Highly Compensated Participant group for the Plan Year (or for Plan Years beginning after December 31, 1996, for the preceding Plan Year) multiplied by two. The provisions of Code § 401(k)(3) and Regulation § 1.401(k)-1(b) are incorporated herein by reference.

      For Plan Years beginning after December 31, 1996, the current Plan Year may be used for computing the Average Deferral Percentage of the Non-Highly Compensated Participant group if the Employer so elects, but once such election is made, it may not be changed except as provided by the Secretary of the Treasury.

      (b) In order to prevent the multiple use of the alternative method described in subparagraph (a)(2) above and Section 3.7(a)(2) with respect to any Highly Compensated Employee, the provisions of Regulation § 1.401(m)-2 are incorporated herein by reference. See Section 3.7(b) for the method of eliminating such multiple use.

      (c) For Plan Years beginning prior to December 31, 1996, for purposes of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the Family Member rules of Code § 414(q)(6) the following shall apply:

        (1) The combined Actual Deferral Percentage for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating the Deferred Compensation and Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit (as adjusted) to Compensation, Family Member shall include only the affected Employee's spouse and any lineal decedents who have not attained age 19 before the close of the Plan Year.

        (2) The Deferred Compensation, Compensation and Qualified Non-Elective Contributions of all Family Members shall be disregarded for purposes of determining the Actual Deferral Percentage of the Non-Highly Compensated Participated group except to the extent taken into account in paragraph (1) above.

        (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

      (d) For purposes of Sections 3.5(a) and 3.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 3.2, whether or not such deferral election was made or suspended.

      (e) For purposes of this Section and Code §§ 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for purposes of Code § 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether such arrangements satisfy Code §§ 401(a)(4), 410(b) and 401(k). In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code §§ 401(a)(4), 410(b) and 401(k). For Plans Years beginning after December 31, 1989, plans may be aggregated under this paragraph (e) only if they have the same plan year.

      (f)  For purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a plan described in Regulation § 1.401(k)-1(b)(3)(ii)(B)) which are maintained by the Employer or an Affiliated Employer and to which Deferred Compensation contributions are made, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Percentage with respect to such Highly Compensated Participant. If the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

    3.6  ADJUSTMENT TO AVERAGE DEFERRAL PERCENTAGE TESTS

      (a) In the event that the initial allocations of Deferred Compensation made pursuant to Section 3.4(b)(2) do not satisfy one of the tests set forth in Section 3.5(a), then on or before the fifteenth day of the third month following the end of the Plan Year, the Administrator shall adjust the Excess Elective Contributions as follows:

        (1) For Plan years beginning prior to December 31, 1996, the Administrator shall direct the Trustee that the Highly Compensated Participant having the highest Actual Deferral Percentage shall have his portion of Excess Elective Contributions distributed to him (without the need for Participant or spousal consent) until one of the tests set forth in Section 3.5(a) is satisfied by the Highly Compensated Participant group, or until his Actual Deferral Percentage equals the Actual Deferral Percentage of the Highly Compensated Participant having the second highest Actual Deferral Percentage. This process shall continue until one of the tests set forth in Section 3.5(a) is satisfied by the Highly Compensated Participant group. For each Highly Compensated Participant, the amount of Excess Elective Contributions is equal to the difference between the Deferred Compensation of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's Actual Deferral Percentage (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Elective Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year. See Sections 3.2(f) and (g).

        (2) For Plan Years beginning after December 31, 1996, the Administrator first shall determine the total dollar amount of Excess Elective Contributions that must be returned to the Highly Compensated Participant group in order to satisfy one of the tests set forth in Section 3.5(a). Next, the Administrator shall direct the Trustee to distribute such total dollar amount of Excess Elective Contributions to the Highly Compensated Participants on the basis of the dollar amount of Deferred Compensation allocated to the Highly Compensated Participants pursuant to Section 3.4(b)(2) (prior to the application of this subsection), such that Excess Elective Contributions shall be distributed to the Highly Compensated Participants who were allocated the highest dollar amount of Deferred Compensation. This provision shall be applied by distributing (without the need for Participant or spousal consent) to the Highly Compensated Participant who was allocated the highest dollar amount a dollar amount of Excess Elective Contributions until the total amount of Excess Elective Contributions is distributed, or until his dollar amount of Deferred Compensation equals the dollar amount of Deferred Compensation of the Highly Compensated Participant that was allocated the second highest amount of Deferred Compensation. This process shall continue until the total dollar amount of Excess Elective Contributions that must be returned to the Highly Compensated Participant group is in fact returned and distributed. The rules of Notice 97-2, 1997-1 C.B. 348 are incorporated herein by reference. However, in determining the amount of Excess Elective Contributions to be distributed, such total amount shall be reduced by any Excess Deferred Compensation previously distributed to a Highly Compensated Participant for his taxable year ending with or within such Plan Year. See Sections 3.2(f) and (g).

        (3) With respect to the distribution of Excess Elective Contributions pursuant to (a) above, such distribution:

           (i) may be postponed, but not later than the close of the Plan Year following the Plan Year to which they are allocable;

          (ii) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching Contributions relating to Excess Elective Contributions shall not be distributed, but rather shall be treated as a Forfeiture of a Matching Contribution in the Plan Year of the distribution and reallocation pursuant to Section 3.4.

          (iii) shall be made from Qualified Non-Elective Contributions only to the extent that Excess Elective Contributions exceed the balance in the Participant's Deferral Account attributable to Deferred Compensation contributed pursuant to Section 3.1(b);

          (iv) shall be adjusted for "income" (as defined in paragraph 4 below); and

          (v) shall be designated by the Employer as a distribution of Excess Elective Contributions and "income".

        (4) For purposes of this Section 3.6, "income" means the gain or loss allocable to Excess Elective Contributions for the Plan Year. Such amount shall be determined by multiplying the income allocable to Deferred Compensation for the Plan Year by a fraction. The numerator of the fraction is the Participant's Excess Elective Contributions for the Plan Year. The denominator of the fraction is the sum of the Participant's Deferral Account as of the beginning of the Plan Year plus the Deferred Compensation allocable to such Participant's Deferral Account for the Plan Year. No income shall be allocable to Excess Elective Contributions for the Gap Period.

        (5) Any distribution of less than the entire amount of Excess Elective Contributions shall be treated as a pro rata distribution of Excess Elective Contributions and income.

        (6) For Plan Years beginning prior to December 31, 1996, the determination and correction of Excess Elective Contributions of a Highly Compensated Participant whose Actual Deferral Percentage is determined under the Family Member rules of Code § 414(q)(6) and Section 3.5(b) shall be accomplished by reducing the Actual Deferral Percentage as required herein, and allocating the Excess Elective Contributions for the family unit among the Family Members in proportion to the Deferred Compensation of each Family Member that was combined to determine the group Actual Deferral Percentage.

      (b) Within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of all Participants (or Non-Highly Compensated Participants only) in an amount sufficient to satisfy one of the tests set forth in Section 3.5(a). Such contribution shall be allocated to the Participant's Deferral Account of each Participant (or Non-Highly Compensated Participants only) in the same proportion that each Participant's Compensation (or Non-Highly Compensated Participant's Compensation only) for the Plan Year bears to the total Compensation of all Participants (or Non-Highly Compensated Participants only).

    3.7  AVERAGE CONTRIBUTION PERCENTAGE TESTS

      (a) For each Plan Year, the Average Contribution Percentage for the Highly Compensated Participant group shall satisfy one of the following tests:

        (1) The Average Contribution Percentage for the Highly Compensated Participant group for the Plan Year shall not be more than the Average Contribution Percentage for the Non-Highly Compensated Participant group for the Plan Year (for Plan Years beginning after December 31, 1996, for the preceding Plan Year) multiplied by 1.25, or

        (2) The excess of the Average Contribution Percentage for the Highly Compensated Participant group for the Plan Year over the Average Contribution Percentage for the Non-Highly Compensated Participant group for the Plan Year (for Plan Years beginning after December 31, 1996, for the preceding Plan Year) shall not be more than two percentage points, and the Average Contribution Percentage for the Highly Compensated Participant group for the Plan Year (for Plan Years beginning after December 31, 1996, for the preceding Plan Year) shall not exceed the Average Contribution Percentage for the Non-Highly Compensated Participant group for the Plan Year (for Plan Years beginning after December 31, 1996, for the preceding Plan Year) multiplied by two.

      For Plan Years beginning after December 31, 1996, the current Plan Year may be used in computing the Average Contribution Percentage of the Non-Highly Compensated Participant group if the Employer so elects, but once such election is made, it may not be changed except as provided by the Secretary of the Treasury.

      (b) In order to prevent the multiple use of the alternative method described in subparagraph (a)(2) above and Section 3.5(a)(2), any Highly Compensated Participant eligible to make Deferred Compensation contributions pursuant to Section 3.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer, and to receive Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer, shall have his Actual Contribution Percentage reduced pursuant to Regulation § 1.401(m)-2. The provisions of Code § 401(m) and Regulation §§ 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference. See Section 3.8 for the reduction of the Actual Contribution Percentage. In lieu of such reduction, the Employer may eliminate such multiple use by making Qualified Non-Elective Contributions.

      (c) For purposes of determining the Actual Contribution Percentage and the amount of Excess Matching Contributions pursuant to Section 3.8, only Employer Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Matching Contributions pursuant to Section 3.1(c) allocated to their accounts, elective deferrals (as defined in Regulation § 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code § 401(m)(4)(C)) contributed to any plan maintained by the Employer. Qualified non-elective contributions may be treated as Employer Matching Contributions only if the requirements of Regulation §§1.401(m)-1(b)(5) and 1.401(k)-1(g)(13)(iii)

  are satisfied. Furthermore, such elective deferrals and qualified non-elective contributions shall be treated as Employer Matching Contributions subject to Regulation § 1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year of this Plan must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

      (d) For Plan Years beginning prior to December 31, 1996, for purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code § 414(q)(6), the following shall apply:

        (1) The combined Actual Contribution Percentage for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Matching Contributions made pursuant to Section 3.1(c) of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to Compensation, for Plan Years beginning after December 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

        (2) The Employer Matching Contributions made pursuant to Section 3.1(c), Deferred Compensation, Compensation and contributions treated as Matching Contributions of all Family Members shall be disregarded for purposes of determining the Average Contribution Percentage of the Highly Compensated Participant and the Non-Highly Compensated Participant group, except to the extent taken into account in paragraph (1) above.

        (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

      (e) For purposes of this Section and Code §§ 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which Matching Contributions are made are treated as one plan for purposes of Code § 410(b) (other than the average benefits test under Code § 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which Matching Contributions are made may be considered as a single plan for purposes of determining whether such plans satisfy Code §§ 401(a)(4), 410(b) and 401(m). In such case, the aggregated plans must satisfy this Section and Code §§ 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same plan year.

      Notwithstanding the above, an employee stock ownership plan described in Code § 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code §§ 401(a)(4), 410(b) and 401(m).

      (f)  For purposes of this Section, if a Highly Compensated Participant is a Participant under two or more plans (other than a plan described in Regulation § 1.401(m)-1(b)(3)(ii)) which are maintained by the Employer or an Affiliated Employer and to which Matching Contributions are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's Actual Contribution Percentage. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

      (g) For purposes of Sections 3.7(a) and 3.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Matching Contributions pursuant to Section 3.1(c) (whether or not a deferral election was made or suspended pursuant to Section 3.2(d)) allocated to his Participant Matching Account for the Plan Year.

    3.8  ADJUSTMENT TO AVERAGE CONTRIBUTION PERCENTAGE TESTS

      (a) In the event that the initial allocations of Matching Contributions made pursuant to Section 3.4(b)(3) do not satisfy one of the tests set forth in Section 3.7(a), then on or before the fifteenth day of the third month following the end of the Plan Year, the Administrator shall adjust the Excess Matching Contributions.

        (1) Effective for Plan Years beginning on and after October 1, 1997, the Administrator first shall determine the total dollar amount of Excess Matching Contributions that must be distributed to or forfeited by the Highly Compensated Participant group in order to satisfy one of the tests set forth in Section 3.7(a). Next, the Administrator shall direct the Trustee to distribute or forfeit (as provided below) such total dollar amount of Excess Matching Contributions with respect to the Highly Compensated Participants on the basis of the dollar amount of Matching Contributions allocated to the Highly Compensated Participants pursuant to Section 3.4(b)(3) (prior to the application of this subsection), such that Excess Matching Contributions shall be distributed to or forfeited with respect to the Highly Compensated Participants who were allocated the highest dollar amount of Matching Contributions. This provision shall be applied by distributing to or forfeiting with respect to the Highly Compensated Participant with the highest dollar allocation of Matching Contributions a dollar amount until the total amount of Excess Matching Contributions that must be distributed to or forfeited by the Highly Compensated Participant group are distributed or forfeited, or until his dollar amount of Matching Contributions equals the dollar amount of Matching Contributions of the Highly Compensated Participant who was allocated the second highest amount of Matching Contributions. This process shall continue until the total dollar amount of Excess Matching Contributions that must be distributed to or forfeited by the Highly Compensated Participant group are distributed or forfeited. The rules of Notice 97-2, 1997-1 C.B. are incorporated herein by reference. Except as provided in Section 3.6(a)(3)(ii), for purposes of this subsection, to the extent a Highly Compensated Participant described herein is Vested, Excess Matching Contributions (and income allocable thereto) shall be distributed, and the portion thereof that is not Vested shall be forfeited at that time.

        (2) The distribution and/or Forfeiture of Excess Matching Contributions shall be made in the following order:

           (i) Employer Matching Contributions forfeited pursuant to Section 3.6(a)(3)(ii);

          (ii) Remaining Employer Matching Contributions.

      (b) Any distribution and/or Forfeiture of less than the entire amount of Excess Matching Contributions and income shall be treated as a pro rata distribution and/or Forfeiture of Excess Matching Contributions and income. Distribution of Excess Matching Contributions shall be designated by the Employer as a distribution of Excess Matching Contributions and income. Forfeitures of Excess Matching Contributions shall be treated in accordance with Section 3.4. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

      (c) Excess Matching Contributions, including forfeited Matching Contributions, shall be treated as Employer contributions for purposes of Code §§ 404 and 415, even if distributed from the Plan.

      (d) For purposes of this Section 3.8, "income" means the gain or loss allocable to Excess Matching Contributions for the Plan Year. Such amount shall be determined by multiplying the income allocable to Matching Contributions for the Plan Year by a fraction. The numerator of the fraction is the Participant's Excess Matching Contributions for the Plan Year. The denominator of the fraction is the sum of the Participant's Matching Account as of the beginning of the Plan Year plus the Matching Contributions allocable to such Participant's Matching Account for the Plan Year. No income shall be allocable to Excess Matching Contributions for the Gap Period.

      (e) In no case shall the amount of Excess Matching Contributions with respect to any Highly Compensated Participant exceed the amount of Employer Matching Contributions made pursuant to Section 3.1(c) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 3.7 on behalf of such Highly Compensated Participant for such Plan Year.

      (f)  Notwithstanding the above, within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of all Participants (or Non-Highly Compensated Participants only) in an amount sufficient to satisfy one of the tests set forth in Section 3.7(a). Such contributions shall be allocated to the Participant's Deferral Account of each Participant (or Non-Highly Compensated Participant only) in the same proportion that each Participant's Compensation (or Non-Highly Compensated Participant's Compensation only) for the Plan Year bears to the total Compensation of all Participants (or Non-Highly Compensated Participants only). A separate accounting shall be maintained for the purpose of excluding such contributions from the Actual Deferral Percentage tests pursuant to Section 3.5(a) and shall comply with the requirements of Regulation § 1.401(m)-1(b)(5).

    3.9  MAXIMUM ANNUAL ADDITIONS

      (a) Notwithstanding Section 3.4, the maximum annual additions (as defined in Section 3.9(b) below) credited to a Participant's Aggregate Account for any limitation year (as defined in Section 3.9(d) below) shall equal the lesser of: (1) $30,000, or (2) 25% of the Participant's Compensation for such limitation year, as adjusted from time to time as in Section 3.9(e) below. Provided that no more than one-third of the Employer's ESOP Contributions for the Plan Year, which are deductible under the principal and interest deduction rules of Code § 404(a)(9), are allocated to Highly Compensated Participants, the limitations of Code § 415 shall not apply to Forfeitures of Company Stock if such Company Stock was acquired with the proceeds of an Exempt Loan, or to the portion of the Employer's ESOP Contribution which is deductible as an interest payment under Code § 404(a)(9)(B).

      (b) For purposes of applying the limitations of Code § 415, annual additions means the sum credited to a Participant's Aggregate Account for any limitation year of: (1) Deferred Compensation, Matching Contributions, Profit Sharing Contributions, and Qualified Non-Elective Contributions; (2) ESOP Contributions; (3) Forfeitures; (4) amounts allocated to an individual medical account, as defined in Code § 415(l)(2) which is part of a pension or annuity plan maintained by the Employer; and (5) except for purposes of subsection (a)(2) above, amounts derived from contributions paid or accrued which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in § 419(A)(d)(3) of the Code) under a welfare benefit plan (as defined in § 419(e) of the Code) maintained by the Employer. Contributions do not fail to be annual additions merely because they are Excess Deferred Compensation, Excess Elective Contributions, or Excess Matching Contributions, or merely because Excess Elective Contributions or Excess Matching Contributions are distributed or recharacterized. Excess Deferred Compensation distributed pursuant to Regulation § 1.402(g)-1(e)(2) or (3) are not annual additions. The Compensation percentage limitation referred to in Section 3.9(a)(2) above shall not apply to any contribution for medical benefits (within the meaning of Code § 419A(f)(2)) after separation from service which is otherwise treated as an annual addition, or any amount otherwise treated as an annual addition under Code § 415(l)(i).

      (c) For purposes of applying the limitations of Code § 415, the following are not annual additions: (1) transfer of funds from one qualified plan to another; (2) rollover contributions (as defined in Code §§ 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (3) repayments of loans made to a Participant from the Plan; (4) repayments of distributions received by an Employee pursuant to Code § 411(a)(7)(B) (cash-outs); (5) repayments of distributions received by an Employee pursuant to Code § 411(a)(3)(D) (mandatory contributions); (6) Employee contributions to a simplified employee pension excludable under Code § 408(k)(6); and (7) deductible Employee contributions to a qualified Plan.

      (d) For purposes of applying the limitations of Code § 415, the "limitation year" shall be the Plan Year.

      (e) The limitation stated in paragraph (a)(1) above shall be adjusted annually as provided in Code § 415(d) pursuant to Regulations. The adjusted limitation is effective as of January 1 of each calendar year and is applicable to limitation years ending with or within that calendar year.

      (f)  For purposes of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

      (g) For purposes of this Section, all Employees of any Affiliated Employers shall be considered to be employed by a single Employer.

    3.10  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

      (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Deferred Compensation (within the meaning of Code § 402(g)(3)) that may be made with respect to any Participant under the limits of Section 3.9 above, or other facts and circumstances to which Regulation § 1.415-6(b)(6) shall be applicable, the annual additions under this Plan would cause the maximum annual additions to be exceeded for any Participant, the Administrator shall (1) distribute any Deferred Compensation (within the meaning of Code § 402(g)(3)) credited for the limitation year to the extent that the return would reduce the "excess amount" in the Participant's Aggregate Account; (2) hold any remaining "excess amount" after the return of any voluntary Employee contributions in a "Section 415 suspense account"; (3) allocate and reallocate the "Section 415 suspense account" in the next limitation year (and succeeding limitation years if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute annual additions are made to the Plan for such limitation year; and (4) reduce the Employer's discretionary contributions to the Plan for such limitation year by the amount of the "Section 415 suspense account" allocated and reallocated during such limitation year.

      (b) For purposes of this Article, "excess amount" for any Participant for a limitation year shall mean the excess, if any, of: (1) the annual additions which would be credited to his account under the terms of the Plan without regard to the limitations of Code § 415, over (2) the maximum annual additions determined pursuant to Section 3.9.

      (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the limitation year. The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

      (d) Except as provided in this Section 3.10, the Plan may not distribute "excess amounts" to Participants or Former Participants.

    3.11  TRANSFERS FROM QUALIFIED PLANS

      (a) With the consent of the Administrator, amounts may be transferred by or on behalf of a Participant from other qualified corporate and noncorporate plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be credited to the Participant's Rollover Account. Such account shall be 100% Vested at all times and shall not be subject to Forfeiture for any reason.

      (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section.

      (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary would be entitled to receive his Participants' Matching Account and/or Participant's Profit Sharing Account under the terms of the Plan, the Participant's Rollover Account shall be distributed to the Participant or his Beneficiary in the form that the Participant or Beneficiary shall elect pursuant to Article VI. Notwithstanding the foregoing, a Participant may request and receive a lump sum distribution of all, and only all, of his Participant's Rollover Account at any time, even while still employed by the Employer. Such lump sum distribution shall be made as soon as practical after the Anniversary Date or Valuation Date coinciding with, or next following, the date on which the Participant requests distribution of his Participant's Rollover Account.

      (d) Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for such Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee, or unless the Participant's Rollover Account is subject to the directed investment provisions of Section 3.13, such account shall be invested as part of the general Trust Fund and shall share in any income earned or losses incurred thereon pursuant to the terms of Section 3.4.

      (e) The Administrator may direct that Employee transfers and rollovers made after a certain date pursuant to this Section be segregated into a separate account for each Participant in a federal insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Agreement have been made. Alternately, the Administrator may direct that Participant transfers and rollovers be received only at certain times throughout the Plan Year.

      (f)  For purposes of this Section, the term "amounts transferred from another qualified corporate and noncorporate plan" shall mean: (1) amounts transferred to this Plan directly from another corporate or noncorporate plan; (2) lump sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified corporate or noncorporate plan and which are transferred by the Employee to this Plan within 60 days following his receipt thereof; (3) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets (and the earnings therein) which (i) were previously distributed to the Employee by another qualified corporation or noncorporation plan as a lump sum distribution, (ii) were eligible for tax free rollover to a qualified corporate or noncorporate plan, and (iii) were deposited in such conduit individual retirement account within 60 days of receipt thereof; and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (3) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Participant to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

      (g) For purposes of this Section, the term "qualified corporate or noncorporate plan" shall mean any tax qualified plan under Code § 401(a).

    3.12  PARTICIPANT'S QUALIFIED DIRECTED INVESTMENT ACCOUNT

      (a) Each Qualified Participant may elect no later than 90 days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25% of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to the Participant's Company Stock Account of such Qualified Participant (reduced by the number of shares of Company Stock previously diversified or distributed pursuant to this Section 3.12). In the last Plan Year of the Qualified Election Period, 50% shall be substituted for 25% in the preceding sentence. Furthermore, the rules of Code § 401(a)(28) are incorporated herein by reference.

      (b) Notwithstanding Section 3.12(a), if the fair market value (determined as of the Valuation Date immediately preceding the beginning of the 90 day election period) of Company Stock acquired by or contributed to the Plan that has ever been allocated to the Participant's Company Stock Account of the Qualified Participant is less than $500, then such Participant's Company Stock Account shall not be subject to the diversification requirements of this Section 3.12.

      (c) A separate Participant's Qualified Directed Investment Account shall be established by the Administrator for any Qualified Participant that makes a diversification election pursuant to this Section 3.12. Such Qualified Directed Investment Account shall not share in the earning or losses of the Trust Fund with respect to the Company Stock so diversified, but instead shall be credited or debited with only the earnings or losses attributable to the investments directed pursuant to Section 3.12(d) below.

      (d) The Administrator shall select a minimum of three investment options that shall be available to Qualified Participants for reinvestment of the portion of their Participant's Company Stock Account diversified pursuant to Section 3.12(a). A Qualified Participant shall have the right to direct the portion of his Participant's Company Stock Account that has been diversified into a minimum of one of the three available options. A Qualified Participant may change his investment option at least once a Plan Year in accordance with procedures established by the Administrator. If the Administrator permits a change of investment options only once a year, such change shall be made during the first 90 days of the Plan Year. The Administrator and Trustee shall complete a Qualified Participant's election under Section 3.12(a) or change his investment option pursuant to this Section 3.12(d) within 90 days of receipt of written notice from the Qualified Participant. Alternately, in lieu of establishing three investment options, the Administrator may authorize and direct the Trustee to distribute the Company Stock subject to the diversification elections within 90 days after the close of the Plan Year.

      (e) In the event a Qualified Participant directs a portion of his Participant's Employer Account pursuant to this Section 3.12, such Qualified Participant shall not have, with respect to such directed portion, the right to demand Company Stock pursuant to Code § 409(h)(1)(A) and Section 6.8 of this Plan.

    3.13  DIRECTED INVESTMENT ACCOUNT

    The Administrator, in its sole discretion, may permit Participants, Former Participants, Terminated Participants and Beneficiaries to direct the investment of all or any portion of their Aggregate Account (other than their Participants' Company Stock Account) among investment funds or options designated by the Investment Advisory Committee appointed by the Employer pursuant to Section 8.1(a). Such investment direction shall be in accordance with the rules and procedures established by the Administrator from time to time.

    3.14  VOTING COMPANY STOCK

    The Trustee shall vote all Company Stock held by it as part of the Plan's assets and in accordance with this Section.

    Except as otherwise required by the Act, the Trustee shall vote Company Stock which has been allocated to a Participant's or Former Participant's Company Stock Account in accordance with the voting instructions of such Participant or Former Participant. To the extent a Participant or Former Participant fails to timely exercise the right to vote Company Stock which has been so allocated to his Company Stock Account, the Trustee shall vote such allocated shares of Company Stock, together with any Company Stock held in the Unallocated Company Stock Suspense Account, in the sole discretion of the Trustee.

    In the event the Trustee receives a notice of tender offer for the Company Stock, the Trustee immediately shall forward such notice to Participants and Former Participants with Company Stock Accounts at that time. Except as otherwise required by the Act, the Trustee shall request each Participant and Former Participant to instruct the Trustee as to the tender of shares of Company Stock allocated to his Company Stock Account, and the Trustee shall tender (or not tender) those shares according to such instructions. To the extent a Participant or Former Participant fails to timely instruct the Trustee, the Trustee shall determine, in its sole discretion, whether to tender such allocated shares of Company Stock, together with any Company Stock then held in the Unallocated Company Stock Suspense Account.

    3.15  UNIFORMED SERVICES EMPLOYMENT AND RE-EMPLOYMENT RIGHTS ACT

    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u). Loan repayments will be suspended under this Plan as permitted under Code §414(u)(4).

ARTICLE IV
VALUATIONS

    4.1  VALUATION OF THE TRUST FUND

    The Administrator shall direct the Trustee, as of each Anniversary Date and Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on such Anniversary Date or Valuation Date. See Section 3.4(e) for the rules and methods by which the Participants' Aggregate Accounts shall be valued and by which distributions, withdrawals and contributions shall be debited and credited to such accounts. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of such Anniversary Date or Valuation Date and may deduct and pay all expenses for which the Trustee, Administrator or other third party service provider has not yet obtained reimbursement from the Employer or the Trust Fund. See Section 8.9 pertaining to the payment of expenses.

    Determination of fair market value shall be made in good faith and based on all relevant factors for determining the fair market value of the asset.

    In determining the value of any security, if the security is traded on a national exchange, the Trustee shall consider the price at which it was last traded. With respect to any unlisted security held in the Trust Fund, the bid price next preceding the close of business on the Valuation Date shall be considered. In either event, the Trustee shall also consider such other facts (including without limitation minority discounts and discounts for lack of marketability) that the Trustee determines, in its discretion, to reasonably influence the price of the security. The Trustee may, in any case, employ one or more appraisers for the purpose of valuing the securities or any other assets and may rely on the values established by such appraiser or appraisers. All valuations of Company Stock which is not readily tradeable on an established securities market shall be made by an independent appraiser that meets the requirements of Code §401(a)(28)(c).

ARTICLE V
FUNDING AND INVESTMENT POLICY

    5.1  INVESTMENT POLICY

      (a) The Plan is designed to have a cash or deferred component (i.e., the Deferred Compensation and Matching Contribution) and an ESOP component. The ESOP component is designed to invest primarily in Company Stock.

      (b) Notwithstanding paragraph (a) above, the Administrator may also direct the Trustee to invest (or may permit Participant direction) in other property described in the Trust or the Trustee may hold such funds in cash or cash equivalents.

      (c) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

      (d) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised by the Employer, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

      (e) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of the Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article IV and Code § 401(a)(28) shall be applicable to all such purchases and sales.

    5.2  EMPLOYER SECURITIES

    The ESOP component of the Plan is designed to invest in "qualifying Employer securities" as that term is defined in the Act.

    5.3  APPLICATION OF CASH

    Employer contributions in cash and other cash received by the Trust Fund (other than Deferred Compensation, Matching Contributions and rollover contributions) shall first be applied to pay any Current Obligations of the Trust Fund.

    5.4  TRANSACTIONS INVOLVING COMPANY STOCK

      (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code § 1042 applies may accrue, or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code § 401(a):

        (1) During the Nonallocation Period, for the benefit of:

           (i) Any taxpayer who makes an election under Code § 1042(a) with respect to Company Stock; or

          (ii) Any individual who is related to the taxpayer within the meaning of Code § 267(b), or

        (2) For the benefit of any other person who owns (after application of Code § 318(a), applied without regard to the employee trust exemption in Code § 318(a)(2)(B)(i)) more than 25% of:

           (i) Any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

          (ii) The total value of any class of outstanding stock of the Employer or Affiliated Employer.

      (b) Subparagraph (a)(1)(ii) (relating to family attribution rules) shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code § 267(c)(4)) in a transaction to which Code § 1042 is applied.

      (c) A person shall be treated as failing to meet the 25% stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

        (1) At any time during the one year period ending on the date of sale of Company Stock to the Plan, or

        (2) On the date as of which Company Stock is allocated to Participants in the Plan.

    5.5  LOANS TO THE TRUST

      (a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only to:

        (1) Acquire Company Stock;

        (2) Repay an Exempt Loan; or

        (3) Repay a prior Exempt Loan.

      (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans under Code § 4975(d)(3), Regulation § 54.4975-7(b), Act §408(b)(3) and Department of Labor Regulation § 2550.408(b)-3 including, but not limited to, the following:

        (1) The loan must be at a reasonable rate of interest;

        (2) The amount of interest paid shall not exceed the amount of each payment which would be treated as interest under standard loan amortization tables;

        (3) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

        (4) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 3.4(g);

        (5) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

        (6) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

        (7) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan; and

        (8) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

    6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

      (a) As of, or after, a Participant's Normal Retirement Date, such Participant may terminate employment and request a distribution of his Participant's Aggregate Account. As of the attainment of Normal Retirement Age, such Participant's Aggregate Account shall become 100% vested. Participants shall be permitted to continue participation in the Plan after the attainment of their Normal Retirement Age.

      (b) As soon as is practicable after the Participant's request for a Normal Retirement distribution, the Administrator shall direct the Trustee to distribute, or begin the distribution of, all amounts credited to such Participant's Aggregate Account in accordance with Section 6.6.

    6.2  DETERMINATION OF BENEFITS UPON DEATH

      (a) Upon the death of a Participant before his Retirement Date or other termination of employment, all amounts credited to such Participant's Aggregate Account shall become 100% Vested. Unless a later date is elected by the deceased Participant's Beneficiary, as soon as is practical after the Beneficiary's request for a distribution, the Administrator shall direct the Trustee, in accordance with the provisions of Section 6.7, to distribute, or begin the distribution of, the deceased Participant's Aggregate Account to the Participant's Beneficiary.

      (b) Unless a later date is elected by a deceased Former Participant's Beneficiary, as soon as is practical after the Beneficiary's request for distribution, the Administrator shall direct the Trustee, in accordance with the provisions of Section 6.7, to distribute, or begin the distribution of, any remaining amounts credited to the Participant's Aggregate Account of such deceased Former Participant to such Former Participant's Beneficiary.

      (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Aggregate Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

      (d) Unless otherwise elected and consented to in the manner prescribed in Code § 417(a)(2), the Beneficiary of the death benefit of a married Participant shall be the Participant's spouse. However, the Participant may designate a Beneficiary other than his spouse if:

        (1) The spouse has validly waived her right to be the Participant's Beneficiary pursuant to Code § 417(a)(2);

        (2) The Participant has no spouse; or

        (3) The spouse cannot be located.

      The designation of a Beneficiary by a Participant (whether married or single) shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing notice of such revocation or change with the Administrator. However, if married, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledges that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event a Participant has no spouse and no valid designation of Beneficiary exists at the time of the Participant's death, the Participant's Aggregate Account shall be payable in the following order:

        (1) To the Participant's lineal descendants, per stirpes, including his legally adopted children;

        (2) To the Participant's lineal ascendants, per capita, that survive the Participant; and

        (3) To the Participant's estate.

    6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

    Upon a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of employment, all amounts credited to such Participant's Aggregate Account shall become 100% Vested. Unless otherwise elected by the Participant, as soon as is practical after the determination of Total and Permanent Disability and the Participant's request for a distribution, the Administrator shall direct the Trustee, in accordance with the provisions of Section 6.6, to distribute to (or begin the distribution to) such Participant all amounts credited to such Participant's Aggregate Account as though he had retired.

    6.4  DETERMINATION OF BENEFITS UPON TERMINATION

      (a) Upon the termination of employment of a Participant prior to his retirement, death or Total and Permanent Disability, the Terminated Participant shall be entitled to a distribution of the Vested portion of his Aggregate Account in accordance with this Section and Section 6.6 below.

      (b) With respect to the Terminated Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account, as soon as is practical after the terminated Participant's request for a termination of service distribution, the Administrator shall direct the Trustee, in accordance with the provisions of Section 6.6, to distribute, or begin the distribution of, the Terminated Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account. With respect to the Participant's ESOP Account (which includes the Participant's Company Stock Account, Participant's ESOP Investment Account and Participant's Qualified Directed Investment

  Account), upon a request for a termination of service distribution, unless the Terminated Participant elects a later distribution commencement date, distribution of the Participant's ESOP Account shall commence not later than the last day of the Plan Year which is the fifth Plan Year after the Plan Year in which the Participant otherwise separated from service with the Employer, unless the Participant is reemployed by the Employer before distribution is otherwise required by this paragraph. The rules of Code §409(o) are incorporated herein by reference. See Section 6.6. In the event a Participant's effective date of termination of service is September 30, the Plan Year that includes such September 30 shall be regarded as the Plan Year in which the Participant otherwise separated from Service with the Employer. See also Section 3.4(c).

      (c) The amount of the Terminated Participant's ESOP Account, Participant's Profit Sharing Account and Participant's Matching Account which is not Vested shall be credited to the Suspense Account, pending Forfeiture, as of the effective date of termination of employment.

      (d) For purposes of this Section 6.4, if a Terminated Participant's Vested balance in his Aggregate Account is zero, the Terminated Participant shall be deemed to have received a distribution of such vested balance upon termination of employment.

      (e) The Vested portion of any Participant's ESOP Account, Participant's Profit Sharing Account, and Participant's Matching Account shall be a percentage of the total amount credited to such Participant's ESOP Account, Participant's Profit Sharing Account and Participant's Matching Account, respectively, determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage
Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7 or more	100%

      Effective with respect to terminations of employment occurring after November 3, 2000, the Vesting Schedule shall be as follows:

Vesting Schedule
Years of Service	Percentage
Less than 1	0%
1	15%
2	30%
3	45%
4	60%
5	75%
6	90%
7 or more	100%

      (f)  The computation of a Participant's Vested percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that this Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service as of the expiration date of the election period provided herein may elect to have his Vested percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the amended vesting schedule.

  The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

        (1) The adoption date of the amendment;

        (2) The effective date of the amendment; or

        (3) The date the Participant received written notice of the amendment from the Employer or Administrator.

      (g) (1) If any Former Participant shall be reemployed by the Employer before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

        (2) If any Former Participant shall be reemployed by the Employer before five consecutive One-Year Breaks in Service, his forfeited Aggregate Account shall be reinstated only if he repays the full amount distributed to him, other than his voluntary contributions, prior to the fifth anniversary of his date of reemployment. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Aggregate Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other Valuation Date preceding his termination. See Section 3.4(f) regarding the reinstatement of Aggregate Accounts.

        (3) If any Former Participant is reemployed after a One-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his One-Year Break in Service subject to the following rules:

           (i) If any non-Vested, Former Participant (i.e., had less than 7 Years of Service at his termination of service) has a One-Year Break in Service (but less than 5 consecutive One-Year Breaks in Service) he shall immediately be eligible to participate in the Plan. Except as provided below, Years of Service before and after his One-Year Break in Service shall be recognized for vesting purposes with respect to his Aggregate Account balance attributable to both pre-break and post-break service.

          (ii) After the greater of (A) five consecutive One-Year Breaks in Service, or (B) a number of One-Year Breaks in Service equal to the Former Participants' pre-break Years of Service, a Participant's Vested Aggregate Account attributable to post-break Years of Service shall not be increased as a result of pre-break Years of Service pursuant to Code § 411(a)(6)(D)(I);

          (iii) After five consecutive One-Year Breaks in Service, a Former Participant's Vested Aggregate Account balance attributable to pre-break service shall not be increased as a result of post-break service;

          (iv) If a non-Vested, Former Participant incurs five consecutive One-Year Breaks in Service, he must again satisfy the requirements of Sections 2.1 and 2.2 in order to become eligible for and enter the Plan; and

          (v) If a Former Participant completes a Year of Service (a One-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one Year of Service.

    6.5  DETERMINATION OF BENEFITS AT AGE 59 1/2

      (a) As of, or after, the date a Participant attains age 59 1/2, such Participant may request a distribution of all, or any portion, of his Participant's Deferral Account, even if the Participant continues as an Employee of the Employer. Such Participant shall continue to participate in the Plan provided the Participant continues to meet the eligibility requirements of Article II.

      (b) Upon a request for a distribution in accordance with the preceding paragraph, or as soon as practicable thereafter, the Administrator shall direct the Trustee to distribute, or begin the distribution of, all amounts credited to such Participant's Deferral Account in accordance with Section 6.6.

    6.6  DISTRIBUTION OF BENEFITS

      (a) This plan provides for different forms of payment and different commencement dates for the Participant's ESOP Account (which includes his Company Stock Account, ESOP Investment Account and Qualified Directed Investment Account) on the one hand, and all other accounts of the Participant (which includes his Participant's Deferral Account, Participant's Matching Account and Participant's Rollover Account) on the other hand.

      (b)  The ESOP Account.  With respect to the distribution of the Participant's ESOP Account, effective February 15, 1996, distribution on account of retirement (Section 6.1) or Total and Permanent Disability (Section 6.3) shall be made in cash or in kind (as determined by the Administrator, but subject to Section 6.8) in one lump sum, or in a fixed number of quarterly, semiannual or annual installments over a period not to exceed the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary). The Participant shall have the right to determine whether such distribution is in one lump sum or installments. Furthermore, the Participant shall have the right to modify, from time to time, the amount and frequency of the installments and the period over which such installments will be made in accordance with procedures established by the Administrator. A participant may make separate payment elections under this paragraph with respect to his Company Stock Account, ESOP Investment Account and Qualified Directed Investment Account. With respect to distributions to Participants that have terminated employment and have requested a distribution pursuant to Section 6.4, unless the Participant elects in writing a longer distribution period, such distribution of the Participant's ESOP Account, including the Company Stock Account, ESOP Investment Account and Qualified Directed Investment Account, made pursuant to Section 6.4, may be distributed in cash or in kind, (as determined by the Administrator, but subject to Section 6.8) in substantially equal periodic payments (not less frequently than annually) over a period of five years. In the case of a Participant with a Participant's ESOP Account in excess of $500,000, the five year period shall be extended one additional year (up to an additional five) for each $100,000, or fraction thereof, by which such account exceeds $500,000. Such dollar amounts shall be adjusted at the same time and in the same manner as provided in Code § 415(d).

      Notwithstanding the foregoing paragraph and the fifth Plan Year delay provision of Section 6.4(b) above, with respect to distributions to Participants who have terminated employment and have requested a distribution pursuant to Section 6.4 above, if the fair market value of the Vested portion such Participant's ESOP Account (and only his Participant's ESOP Account) is less than $50,000 as of the effective date of such Participant's termination of employment with the Employer, distribution of the Vested portion of such Participant's ESOP Account, including the Company Stock Account, ESOP Investment Account and Qualified Directed Investment Account, made pursuant to Section 6.4, may be made in cash or in kind (as determined by the Administrator, but subject to Section 6.8) in a single lump sum, at any time after the Participant's termination of employment. In all other cases, except as provided in the following paragraph, the fifth Plan Year delay provision of Section 6.4(b) and the five year installment period (and possible five year extension thereof) specified in the paragraph above shall apply. Such Participant shall not be subject to the five Plan Year deferral period of Section 6.4(b) of this Plan.

      Notwithstanding the first paragraph hereof, in the event a Participant's ESOP Account (and only his ESOP Account) as of the effective date of such Participant's termination of employment with the Employer is greater than $50,000 but less than $500,000 (as adjusted at the same time and in the same manner as provided in Code §415(d)), then in lieu of receiving substantially equal periodic payments over a period of five years, such Participant may request an acceleration of his payments by requesting a payment each Plan Year in an amount not to exceed one-fifth of such $500,000 amount (as adjusted). Such Participant shall remain subject to the five Plan Year deferral period of Section 6.4(b) of this Plan.

      The Other Accounts.  With respect to the Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account, in the event a Participant is entitled to a lifetime distribution in accordance with Sections 6.1, 6.3, 6.4 or 6.5, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to the Participant or Former Participant, the Vested portion of his Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account, and/or Participant's Rollover Account, in one of the following methods selected by the Participant or Terminated Participant

        (1) One lump sum payment in cash or in kind;

        (2) Payments over a period certain (not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary) in monthly, quarterly, semiannual or annual installments. Furthermore, the Participant shall have the right to modify, from time to time, the amount and frequency of the installments and the period over which such installments will be made in accordance with procedures established by the Administrator. A Participant's election under this paragraph shall apply to his Participant's Deferral Account, Participant's Profit Sharing Account and Participant's Rollover Account. In order to provide such installment payments, the Administrator may (A) segregate the Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account, and Participant's Rollover Account in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment;

        (3) A single life annuity (payable over the lifetime of the Participant) with or without a term certain; or

        (4) A joint and survivor annuity (with the survivor benefit being 50%, 75% or 100%).

      (c) In the event a Participant desires to elect a distribution of his Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account in the form of a life annuity, the following rules shall apply:

        (1) Unless otherwise elected as provided below, a Participant who desires an annuity form of payment, is married on his distribution commencement date, and who does not die before such date, shall receive the combined value of his Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account in the form of a joint and survivor annuity. The joint and survivor annuity shall be an annuity that commences immediately and shall be equal in value to a single life annuity that may be purchased with the total value of such accounts. The survivor benefits following the Participant's death shall continue to the Participant's spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant during his lifetime. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

        (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period described below and be consented to in writing by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. The election to waive the joint and survivor annuity shall designate a Beneficiary (or a form of benefits) that may be changed only with spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked (but not modified unless as provided above) by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this Section. A former spouse's waiver shall not be binding on a new spouse.

        (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Participant's distribution commencement date.

        (4) For purposes of this Section, the "distribution commencement date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to a distribution.

        (5) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "distribution commencement date" a written explanation of:

           (i) the terms and conditions of the joint and survivor annuity;

          (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity;

          (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity; and

          (iv) the right of the Participant to revoke such election, and the effect of such revocation.

      (d) Notwithstanding this Section 6.6, cash dividends on shares of Company Stock allocable to the Participants' Company Stock Accounts may be paid pursuant to Section 3.4(d) to the Participants or Beneficiaries within 90 days after the close of the Plan Year in which the dividend is paid.

      (e) Any part of a Participant's Aggregate Account which is retained in the Plan after the Anniversary Date on which his participation in the Plan terminates will continue to be treated as a Participant's Aggregate Account. However, such account shall not be credited with any further Employer contributions or Forfeitures.

      (f)  The Participant's Aggregate Account may not be paid without his written consent if the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution. If the value of the Participant's Aggregate Account does not exceed $3,500, and has never exceeded $3,500, at the time of any prior distribution, the Administrator may immediately distribute such Aggregate Account (in a single lump sum) without such Participant's consent. No distribution may be made under this Section 6.6 unless the Administrator first complies with the tax and distribution reporting and disclosure provisions of the Code and Regulations.

      (g) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's Aggregate Account shall be made in accordance with the following requirements and shall otherwise comply with Code § 401(a)(9) and the Regulations thereunder (including Regulation § 1.401(a)(9)-(2)), the provisions of which are incorporated herein by reference:

        (1) A Participant's Aggregate Account shall be distributed to him not later than the Participant's "required beginning date." Alternatively, distributions to a Participant must begin no later than the Participant's "required beginning date," and must be made over the life of the Participant (or the joint lives of the Participant and the Participant's designated Beneficiary) or a period certain measured by the life expectancy of the Participant (or the joint life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning prior to December 31, 1996, a Participant's "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. For Plan Years beginning after December 31, 1996, a Participant's "required beginning date" means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires. However, part (ii) of the preceding sentence shall not apply to any Participant that is a "five percent owner" (as defined in Code § 416) for the Plan Year ending in the calendar year in which such Participant attains age 70 1/2.

        (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code § 401(a)(9)(G) and the Regulations thereunder.

      (h) All annuity contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

      (i)  If a distribution is one to which Code §§ 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Regulation § 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      (j)  In no event shall a distribution required by this Article VI be distributed later than 180 days after the Anniversary Date for the Plan Year in which such distribution is to be made. However, unless otherwise elected in writing by the Former Participant (such election may not result in a death benefit that is more than incidental), a distribution shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs.

           (i) The date on which the Participant attains his Normal Retirement Age;

          (ii) The 10th anniversary of the year in which the Participant commenced participation in the Plan; or

          (iii) The date the Participant terminates his service with the Employer.

    6.7  DISTRIBUTION OF BENEFITS UPON DEATH

      (a)(i)  Participant's ESOP Account.  Unless otherwise elected as provided in Section 6.2(d), a Participant who dies before the distribution of his Participant's ESOP Account has commenced pursuant to Section 6.6 above, and who has a surviving spouse, shall have the value of his Participant's ESOP Account paid to his surviving spouse.

      (ii)  The Other Accounts.  With respect to the Participant's Deferral Account, Participant's Matching Account, Participant's Profit Sharing Account and Participant's Rollover Account (which for purposes of this Section 6.7 shall be referred to as the "Other Accounts"), unless elected as provided herein and Section 6.2(d) above, a Participant who dies before the distribution of such Other Accounts have commenced pursuant to Section 6.6 above, and who has a surviving spouse, shall have the value of such Other Accounts paid in the form of a preretirement survivor annuity to the Participant's surviving spouse. For purposes of this Section, a preretirement survivor annuity is an annuity which is purchasable with such Other Accounts of the Participant and is payable for the life of the surviving spouse.

    A married Participant, with the written consent of his spouse, may elect not to have his Other Accounts paid in the form of a preretirement survivor annuity or may elect to name a Beneficiary other than his surviving spouse. In order to make such election, the procedures of Code § 417, and the Regulations thereunder, shall be applied, which generally shall require that:

    (A)
    The Plan Administrator shall provide the Participant and his spouse a written explanation of the preretirement survivor annuity.

    (B)
    Such explanation shall be given during the "applicable period" as defined in Code § 417(a)(3)(B)(ii), and the Regulations thereunder.

    (C)
    Such election may be made only after the first day of the Plan Year in which the Participant attains age 35, except that in the case of a Terminated Participant, such election may be made any time after the Terminated Participant's separation from service with the Employer.

    (D)
    The spouse's consent to such election is in writing and witnessed by a notary public, designates a Beneficiary or form of benefit which may not be changed (but may be revoked) without spousal consent (unless the prior spousal consent expressly permitted future designations or elections by the Participant without spousal consent), and the spousal consent acknowledges the effect of such election.

      (b) In the event a Participant has commenced distribution of his Aggregate Account prior to death, distribution of the Participant's Aggregate Account shall continue in the form or forms, and at least as rapidly, as prior to the Participant's death.

      (c) Except as provided in paragraph (b) above and except to the extent a preretirement survivor annuity is required by paragraph (a)(ii) above, in the event a Beneficiary is entitled to a death benefit in accordance with Section 6.2, the Administrator, pursuant to the election of the Beneficiary, shall direct the Trustee to distribute to the Beneficiary, the deceased Participant's Aggregate Account, in one of the methods of distribution specified in Section 6.6 above (giving effect to the separate forms of distribution for the "ESOP Account" and "Other Accounts").

      (d) The deceased Participant's Aggregate Account may not be paid without the Beneficiary's consent if the value of such Aggregate Account exceeds, or has ever exceeded, $3,500 at the time of any prior distribution. If the value of the Participant's Aggregate Account does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such Aggregate Account (in a single lump sum) without such Beneficiary's consent. No such distribution may be made under this Section unless the Administrator first complies with the tax and distribution reporting and disclosure provisions of the Code and Regulations.

      (e) The Beneficiary shall not have the right to demand Employer securities allocated to the deceased Participant's "Other Accounts" or with respect to any amount allocated to the Participant's Qualified Directed Investment Account.

    6.8  HOW ESOP BENEFITS WILL BE DISTRIBUTED

      (a) Distribution of a Participant's ESOP Account may be made in cash or Company Stock or both (as determined by the Administrator), provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock sold and reinvested pursuant to Section 3.12) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

      (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's ESOP Account will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's ESOP Investment Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to this Article VI.

      (c) The Trustee will make distributions from the Trust only on instructions from the Administrator.

    6.9  IN SERVICE DISTRIBUTION

      (a) At such time as a Participant (but not a Former Participant or Terminated Participant) becomes 100% Vested, such Participant may request once each Plan Year a distribution not to exceed five percent (5%) (ten percent (10%) for Participants with ten (10) or more Years of Service) of such Participant's Company Stock Account, determined as of the Anniversary Date or Valuation Date immediately preceding such request. For those Participants (but not Former Participants or Terminated Participants) that are not 100% Vested, such Participant may request once each Plan Year a distribution not to exceed five percent (5%) of the Vested portion of the Participant's Company Stock Account, determined as of the Anniversary Date or Valuation Date immediately preceding such request, that has been allocated to the Participant's Company Stock Account at least two (2) years as of the date of such distribution. Such Participant shall continue to participate in the Plan provided the Participant continues to meet the eligibility requirements of Article II.

      (b) In service distributions pursuant to this Section shall be made in one lump payment, in cash or in kind (as determined by the Administrator), but the provisions of Sections 6.8 and 6.18 shall apply to in service distributions permitted by this Section 6.9.

      (c) Requests for in service distributions under this Section 6.9 shall be made by the Participant to the Administrator on a form to be supplied by the Administrator. The Administrator is authorized to, and shall, promulgate procedures from time to time which govern in service distributions, including the times of the Plan Year during which in service distributions may be requested.

      (d) This Section 6.9 shall be effective as soon as administratively practicable after July 1, 1997.

    6.10  TIME OF SEGREGATION OR DISTRIBUTION

    Notwithstanding any other provision of this Agreement to the contrary, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun as soon after the Participant's or Beneficiary's request as is practicable, but unless otherwise consented to in writing by the Participant or Beneficiary, in no event shall distribution be made or begun later than 180 days after the Anniversary Date following such request. However, unless otherwise elected in writing by the Former Participant (such election may not result in a death benefit that is more than incidental), a "distribution" shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

      (a) The date on which the Participant attains his Normal Retirement Age;

      (b) The 10th anniversary of the year in which the Participant commenced participation in the Plan; or

      (c) The date the Participant terminates his service with the Employer.

    6.11  DISTRIBUTION FOR MINOR BENEFICIARY

    In the event a distribution is to be made to a minor, then the Administrator may, in his sole discretion, direct that such distribution be paid to the legal guardian, or, if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said minor Beneficiary resides. Such payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, Administrator and Plan from further liability on account thereof.

    6.12  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

    In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

    6.13  LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

    All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as that term is defined in Code § 414(p).

    6.14  DISTRIBUTION OF DEFERRAL ACCOUNT UPON HARDSHIP

      (a) The Plan Administrator may direct the Trustee to distribute a portion of a Participant's Deferral Account (not to exceed the Participant's Deferral Account valued as of the next preceding Anniversary Date or Valuation Date) in the event of an immediate and heavy financial need. Such hardship distribution shall be made only within the "deemed hardship distribution standards" published by the Internal Revenue Service in Regulations § 1.401(k)-1(d)(2)(iv).

      (b) The determination of whether an immediate and heavy financial need exists shall be made by the Administrator based upon all relevant facts and circumstances. A hardship withdrawal shall be authorized only if the distribution is to be used for one of the following purposes:

        (1) The payment of unreimbursed medical expenses incurred by the Participant, his spouse or his dependent (as defined in Code § 152) or the payment of unreimbursed expenses necessary for these persons to obtain medical care;

        (2) Costs directly related to the purchase of a principal residence by the Participant (excluding mortgage payments);

        (3) The payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse or dependent (as defined in Code § 152);

        (4) The need to prevent the eviction from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (c) In order to obtain a hardship withdrawal, the Participant must certify to the Administrator and agree that all of the following conditions are satisfied:

        (1) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need (which amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

        (2) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer; and

        (3) The Participant's salary deferrals to the Plan "and all other plans maintained by the Employer" (as that phrase is defined in Regulation § 1.401(k)-1(d)(2)(iv)(B)(4) will be suspended for at least 12 months, and his maximum salary deferrals for the following taxable year shall be reduced pursuant to Section 3.2(e).

      (d) A distribution to satisfy an immediate or heavy financial need may only be made if the Participant does not have other resources available to satisfy such need. For this purpose, a Participant's resources shall include property which is owned by him, his spouse or minor children. The determination whether a Participant has other resources with which to satisfy the financial need will be based upon all relevant facts and circumstances. The Participant shall certify and provide such documentation as may be necessary to show that the amount of the distribution is not in excess of the financial need and that the need cannot be met by one of the following alternatives:

        (1) Through reimbursement or compensation by insurance or otherwise;

        (2) By selling or otherwise liquidating assets in a reasonable manner, but only if doing so would not create an immediate and heavy financial need;

        (3) By stopping elective contributions to the Plan under Section 3.2;

        (4) By borrowing money from a bank or other commercial lender on terms that would be considered commercially reasonable; or

        (5) By electing to receive any available distribution from the Plan.

    6.15  DIRECT ROLLOVERS

    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Nothing in this Section 6.15 shall be construed to grant or Distribute any right to a distribution other than those rights provided in this Article VI.

    6.16  LOANS TO PARTICIPANTS

      (a) The Administrator shall have the authority to administer the loan program provided under the Plan. Such authority shall include, without limitation, the authority to (i) approve or deny loan applications, (ii) establish limitations on the amount or terms of a loan, (iii) determine the rate of interest and the collateral for each loan, and (iv) call a loan into default and take all actions necessary or appropriate to preserve Plan assets in the event of such default.

      (b) Loans shall be available to all Participants (but not Former Participants or Terminated Participants) of the Plan provided they are Employees of the Employer on the date the loan is made. Any Participant may request a loan from the Plan in writing by delivering a written request to the Administrator on a form prescribed by the Employer. The Administrator shall then approve or deny such loan application within 30 days of the receipt thereof.

      In the event the loan is approved, the Participant shall execute a promissory note, security agreement, an authorization to withhold loan repayments from the Participant's regular paycheck from the Employer, and such other documents as shall be required by the Administrator.

      Any loan that is approved shall be treated as a segregated, directed investment under Article III (for purposes of crediting earnings) for the benefit of only the borrowing Participant.

      (c) Plan loans shall be approved if the following criteria are met by the Participant requesting the loan:

        (1) The sum of all the Participant's (and spouse's) monthly debt payments (computed immediately after the Plan loan is made, and including principal and interest payments on mortgage loans, car loans, credit cards and other unsecured or secured debt obligations but excluding obligations paid off with the proceeds of the Plan loan), plus the monthly amortization of the Participant's Plan loan then being requested shall not exceed 45% of the Participant's (and spouse's) gross monthly income (computed before any Internal Revenue Code §§ 401(k) or 125 salary deferrals). The Participant shall certify this to the Administrator at the time the loan is requested.

        (2) The loan does not exceed the maximum loan limitations in paragraph (d) below.

        (3) The Participant does not have any other loans outstanding from the Plan at the time the Participant applies for the loan.

        (4) The loan is repaid in level payments of principal and interest over a period not to exceed five years, by payroll deduction from the Participant's regular paychecks.

        (5) The loan satisfies the provisions otherwise provided in this section as to interest rate, collateral and documentation.

        (6) The Participant agrees to pay (or have deducted) all fees and documentary stamps associated with the loan, whether incurred at the time of the loan or on an annual basis.

      (d) The maximum dollar amount of any Plan loan to a Participant, when added to plan loans from any other qualified plans maintained by the Employer, shall not exceed the lesser of—

        (1) $50,000, reduced by the excess (if any) of—

           (i) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date of the loan, over

          (ii) the outstanding balance of loans from the Plan to the Participant on the date of the loan; or

        (2) One-half of the Participant's Vested Aggregate Account balance (excluding the Participant's Company Stock Account).

      The minimum dollar amount of any Plan loan to a Participant shall be $1,000.

      No loans shall be made from the Plan if the rate of interest determined pursuant to paragraph (e) below would exceed the state usuary rate at the time the loan would be made.

      (e) Loans shall bear a reasonable rate of interest, which shall be commensurate with interest rates charged by persons in the business of lending money under similar circumstances. The Administrator (or its designee) shall determine the interest rate for any loan based on the rate charged by one or more commercial lenders for a similar loan, taking into account similar collateral.

      (f)  All loans shall be evidenced by a promissory note executed by the Participant in favor of the Trustee of the Plan. In addition, the loan shall be secured by a grant by the Participant to the Trustee of a security interest in 50% of the Participant's Vested Aggregate Account balance in the Plan. Such security interest shall be evidenced by a duly executed security agreement and, if the Administrator requests, an executed and filed Form UCC-1 Financing Statement. The Plan shall have a right to offset the amount of any loan, including interest and collection costs, against any amount distributable to or on behalf of the Participant or his Beneficiary.

      (g) In the event the Participant fails to pay any principal or interest when due, the Plan loan shall be considered in default 60 days after the date such payment was due. Unless prohibited by the Code or Regulations, the loan shall then be foreclosed, and the amount of the loan treated as a deemed, in service distribution to the Participant of the entire amount of the unpaid principal and accrued interest (plus collection costs).

      (h) All loans shall be due and payable upon a Participant's termination of employment with the Employer or Affiliated Employer.

      (i)  In the event a Participant defaults on the repayment of a Plan loan as provided in paragraph (g) above or in the event a Plan loan becomes due and payable upon a Participant's termination of employment, the Administrator shall have the authority to determine the Participant accounts that will be reduced and offset to satisfy such Plan loan, provided that the Administrator makes such determination in a consistent and nondiscriminatory manner. In the event it is necessary to reduce and offset all or any portion of the Participant's ESOP Account to satisfy such Plan loan, then notwithstanding the deferred distribution provisions of Section 6.4(b) that apply to the Participant's ESOP Account, the Administrator may then treat the satisfaction of such Plan loan as an immediate distribution of the corresponding portion of such Participant's ESOP Account.

      (j)  In the event a Participant is married at the time a loan is made to such Participant, the spouse of such Participant shall consent to such loan in writing and in accordance with Code §§401(a)(11) and 417. Such consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date the loan is made.

    6.17  PUT OPTION

      (a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant shall have the right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of paragraph (c) below.

      (b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on Company Stock is a restriction under any federal or state securities law or any regulation thereunder, or an agreement (not prohibited by this Plan affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

      (c) The put option shall be exercisable only by a Participant or Former Participant, by the Participant's or Former Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's or Former Participant's death. (Under this paragraph, Participant or Former Participant means a Participant or Former Participant and the Beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant or Former Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, the option shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

      The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the Company Stock was distributed to the Former Participant (or such other 60-day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within the option period described herein, the Employer must notify each holder of such Company Stock in writing on or before the 10th day after the date the Company Stock ceases to be so traded that for the remainder of the applicable option period the Company Stock is subject to the put option. The number of days between the 10th day and the date on which notice is actually given, if later than the 10th day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

      The put option shall be exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Article V. Payment under the put option involving a "total distribution" shall be paid in substantially equal annual installments over a period certain beginning not later than thirty days after the exercise of the put option and not extending beyond five (5) years. The length of the term of the payout shall be determined by the Administrator. The deferral of payment shall be evidenced by a promissory note that is adequately secured and bears a reasonable interest rate on the unpaid amounts. The first payment under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation, unless so required by applicable state law.

      For purposes of this Section, "Total Distribution" means a distribution to a Participant or his Beneficiary within one taxable year of the entire Vested Participant's ESOP Account.

      (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

    6.18  NONTERMINABLE PROTECTIONS AND RIGHTS

    No Company Stock, other than that described in Section 6.17, acquired with the proceeds of a loan described in Section 5.5 hereof, may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.5 hereof is held by the Trust Fund or by any Participant, Former Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

ARTICLE VII
TOP HEAVY RULES

    7.1  DEFINITIONS

    For purposes of this Article VII, and this Agreement, the following capitalized terms shall have the following meanings:

      (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter defined.

      Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

      An Aggregation Group shall include any terminated qualified retirement plan of the Employer that was maintained by the Employer within the last five year period ending on the Determination Date.

      (b) "Determination Date" means the last day of the preceding Plan Year.

      (c) "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code § 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§ 414(b), (c), (m), or (o) shall be treated as separate employers.

      (d) "Key Employee" means those Employees defined in Code § 416(i) and the Regulations thereunder. Generally, the term includes any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

        (1) An officer of the Employer (as that term is defined within the meaning of the Regulations under Code § 416) having Compensation in excess of 50% of the amount in effect under Code § 415(b)(1)(A) for the Plan Year. For purposes of this definition, no more than 50 Employees (or if less, the greater of three Employees or ten percent of the Employees) shall be treated as officers, and Employees described in Code § 414(q)(8) shall be excluded as officers.

        (2) One of the 10 Employees having Compensation greater than the amount in effect under Code § 415(c)(1)(A), and owning (or considered as owning within the meaning of Code § 318) both more than a one-half percent interest in the Employer or Affiliated Employer, and one of the 10 largest interests in the Employer or Affiliated Employer.

        (3) A "Five Percent Owner" of the Employer.

        (4) A "one percent owner" of the Employer having Compensation from the Employer of more than $150,000 for the Plan Year. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code § 318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all the stock of the Employer. For purposes of this definition, the rules of subsections (b), (c) and (m) of Code § 414 shall not apply in determining ownership. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code § 414(b), (c) and (m) shall be taken into account.

      (e) "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

      (f)  "Permissive Aggregation Group" means an Aggregation Group, selected by the Employer, that includes any plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code §§ 401(a)(4) and 410.

      In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

      (g) "Required Aggregation Group" means an Aggregation Group which includes a plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code §§ 401(a)(4) or 410.

      In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

      (h) "Super Top Heavy Plan" means a plan described in Section 7.3(b) below.

      (i)  "Top Heavy Plan" means a plan described in Section 7.3(a) below.

      (j)  "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

        (1) The present value of accrued benefits of Key Employees under all defined benefit pension plans included in the group; plus

        (2) The aggregate accounts of Key Employees under all defined contribution plans included in the group;

  exceeds 60% of a similar sum determined for all Participants.

      (k) "Top Heavy Plan Year" means that, for a particular Plan Year, the Plan is a Top Heavy Plan.

    7.2  TOP HEAVY PLAN REQUIREMENTS

      (a) For any Top Heavy Plan Year, the Plan shall provide the following:

        (1) Special vesting requirements of Code § 416(b) pursuant to Section 7.5 below; and

        (2) Special minimum contribution and allocation requirements of Code § 416(c) pursuant to Section 7.4 below.

    7.3  DETERMINATION OF TOP HEAVY STATUS

      (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of:

           (i) the present value of accrued benefits of Key Employees, plus

          (ii) the Participants' Aggregate Accounts (other than the Participants' Rollover Accounts) of Key Employees under this Plan and the aggregate accounts of Key Employees in all plans of an Aggregation Group, exceeds 60% of the sum of:

           (i) the present value of accrued benefits of all Key Employees and Non-Key Employees, plus

          (ii) the Participants' Aggregate Accounts (other than the Participants' Rollover Accounts) of all Key Employees and Non-Key Employees under this Plan and the aggregate accounts of all Key Employees and Non-Key Employees in all plans of an Aggregation Group.

      If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or Participant's Aggregate Account and aggregate account balance in other aggregate plans shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, the present value of accrued benefit and/or Participant's Aggregate Account or other aggregate account balance in other aggregate plans for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

      (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which the provisions of paragraph (a) are met, substituting 90% for 60%.

    7.4  REQUIRED MINIMUM ALLOCATIONS

      (a) Notwithstanding Section 3.4, for any Top Heavy Plan Year, the sum of the Employer's Profit Sharing Contributions, ESOP Contributions and Forfeitures allocated to the Participant's ESOP Account and Participant's Profit Sharing Account of each Non-Key Employee shall be equal to 3% of such Non-Key Employee's compensation (as defined for purposes of Code §416 (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any other defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer's Profit Sharing Contributions, ESOP Contributions, and Forfeitures allocated to the Participant's ESOP Account and Participant's Profit Sharing Account of each Key Employee does not equal or exceed 3% of such Key Employees' compensation, and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code §§ 401(a)(4) and 410, then the sum of the Employer's Profit Sharing Contribution, ESOP Contribution and Forfeitures allocated to the Participant's ESOP Account and Participant's Profit Sharing Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's ESOP Account and Participant's Profit Sharing Account of any Key Employee. For purposes of this Section 7.4, compensation shall include compensation for the entire Plan Year, even compensation paid prior to the Participant's Plan entry date provided in Article II.

      (b) Notwithstanding any provision of this Plan to the contrary, a Non-Key Employee who has not separated from service with the Employer as of the last day of the Plan Year shall receive the required minimum allocation provided by Section 7.4(a) even if the Non-Key Employee, for such Plan Year, (i) has not been credited with 1,000 Hours of Service, (ii) earned Compensation below a stated amount, or (iii) has failed to make any mandatory or elective contributions.

      (c) For purposes of determining the "largest percentage allocated to the Participant's ESOP Account and Participant's Profit Sharing Account," of a Key Employee, the total amount of a Key Employee's Compensation which has been deferred into the Plan pursuant to Section 3.2 shall be included as an amount allocated to such Key Employee's Profit Sharing Account for that Plan Year.

    7.5  TOP HEAVY VESTING SCHEDULE

    Notwithstanding the vesting schedule in Section 6.4(e), for any Top Heavy Plan Year, the Vested portion of any Participant's ESOP Account, Participant's Matching Account and Participant's Profit Sharing Account shall be a percentage of the total amount credited to such accounts determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage
Less than 1	0%
1	15%
2	30%
3	45%
4	60%
5	80%
6 or more	100%

ARTICLE VIII
ADMINISTRATION

    8.1  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

      (a) The Employer shall be empowered to appoint and remove the Trustee, Administrator and Investment Advisory Committee from time to time as it deems necessary for the proper administration of the Plan and to assure that the Plan is being operated for the exclusive benefit of the Participants, Former Participants and their Beneficiaries in accordance with the terms of this Plan, the Code, and the Act.

      (b) The Employer shall establish a "funding policy and method" (i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need) or shall appoint a qualified person to do so. However, the Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such "funding policy and method" shall not constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

      (c) The Employer may, in its discretion, appoint an Investment Advisory Committee that shall have the authority to designate, monitor and change the investment options made available to Participants, Former Participant's and Beneficiaries pursuant to Section 3.13. Furthermore, the Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan, provided that such direction is made in accordance with the terms and objectives of this Plan and are not contrary to the Act.

    8.2  ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

    The Employer may appoint one or more Administrators and one or more members of an Investment Advisory Committee. Any person, including but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator or on a committee designated as the Administrator, or on the Investment Advisory Committee.

    Any Administrator, member of any administrative committee, or member of an Investment Advisory Committee may resign by delivering his written resignation to the Employer, or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the individual if no date is specified. The Employer, upon the resignation or removal of an Administrator or committee member, shall promptly designate in writing a successor to this position.

    If the Employer does not appoint an Administrator or Investment Advisory Committee, or if the committee is without members, the Employer shall function as the Administrator.

    8.3  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

    In the event a committee is appointed by the Employer to serve as Administrator or Investment Advisory Committee, the members of the committee may allocate the responsibilities of the Administrator or Investment Advisory Committee among themselves, in which event the members of the committee shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each member. The Trustee thereafter shall accept and rely upon any instruction by the appropriate Administrator or committee member until such time as the Employer, Administrators or committee file with the Trustee a written revocation of such designation.

    8.4  POWERS, DUTIES AND RESPONSIBILITIES

    The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan, the Act and the Code. The Administrator shall administer the Plan in accordance with its terms and shall have the discretionary power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator, in its discretion, may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any procedure, discretionary act, discretionary interpretation or construction shall be done in a non-discriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code § 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

    The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

      (a) To determine, in its discretion, all questions relating to the eligibility of Employees to participate or remain a Participant hereunder, based upon information furnished by the Employer;

      (b) To compute, certify, and direct the Trustee with respect to the amount and kind of benefits to which any Participant shall be entitled hereunder;

      (c) To authorize and direct the Trustee with respect to all non-discretionary or otherwise directed disbursements from the Trust;

      (d) To maintain all necessary records for the administration of the Plan;

      (e) To interpret or construe, in its discretion, the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

      (f)  To determine the size and type of any contract on insurance to be purchased from any insurer, and to designate the insurer from which such contract of insurance shall be purchased;

      (g) To compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

      (h) To consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order for the Trustee to exercise any investment discretion in a manner designed to accomplish specific objectives;

      (i)  To assist any Participant regarding his rights, benefits, or elections available under the Plan; and

      (j)  To prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash.

    8.5  RECORDS AND REPORTS

    The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan, and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

    8.6  ANNUAL REPORT

    The Administrator may, as soon as possible after each Anniversary Date, but in any event no later than 210 days thereafter, furnish each Participant with a written statement showing:

      (a) The balance of his Aggregate Account as of the preceding Anniversary Date.

      (b) The amount of Employer contributions and Forfeitures allocated to his Participant's Aggregate Account for the Plan Year.

      (c) The adjustment to his Participant's Aggregate Account to reflect his share of the income and expenses, gains or losses of the Trust Fund for the Plan Year.

    8.7  APPOINTMENT OF ADVISERS

    The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

    8.8  INFORMATION FROM EMPLOYER

    To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

    8.9  PAYMENT OF EXPENSES

    All expenses of administration shall be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. However, the Employer may, in its discretion, and on a uniform nondiscriminatory basis, reimburse the Trust Fund only for the portion of such Expenses allocable to Participants, and direct the Trustee that the portion of expenses allocable to Former Participant's be paid by the Trust Fund and debited to such Former Participant's Aggregate Account. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

    8.10  MAJORITY ACTIONS

    Except where there has been an allocation and delegation of administrative authority pursuant to Section 7.3, if there shall be more than one Administrator, or if the Administrator is a committee, the Administrators or committee members, as the case may be, shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

    8.11  CLAIMS PROCEDURE

    Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

    8.12  CLAIMS REVIEW PROCEDURE

    Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit or has been determined to be ineligible to participate in the Plan or remain a Participant in the Plan, by a decision of the Administrator pursuant to Section 8.11, shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 8.11. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to present written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto, upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated in writing to the claimant within the 60-day period). The final decision shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE IX
AMENDMENT, TERMINATION, AND MERGERS

    9.1  AMENDMENT

    The Employer shall have the right at any time to amend this Agreement. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be without the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution.

    For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit (as provided in Regulations) shall be treated as reducing the amount credited to the account of a Participant.

    9.2  TERMINATION

    The Employer shall have the right at any time to terminate the Plan (and the other Employers and Affiliated Employers shall have the right to terminate their participation in the Plan) by delivering to the Trustee and Administrator written notice of such termination. The Plan shall also terminate upon complete discontinuance of contributions (both elective or non-elective) by the Employer. Upon any termination (full or partial), all amounts credited to any affected Participants' Aggregate Account shall become 100% Vested and shall not thereafter be subject to Forfeiture and all unallocated amounts shall be allocated to the Aggregate Accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan or complete discontinuance of contributions, the Employer, by written notice to the Trustee and Administrator, may direct either:

      (a) Complete distribution of the assets in the Trust Fund to the Participants in cash or in kind, in the form provided in Section 6.6 as soon as the Administrator deems it to be in the best interests of the Participants, but in no event later than two years after such termination; or

      (b) Continuation of the Trust created by this Agreement and the distribution of benefits pursuant to Article VI at such time and in such manner as though the Plan had not been terminated.

    9.3  MERGER OR CONSOLIDATION

    This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

ARTICLE X
MISCELLANEOUS

    10.1  PARTICIPANT'S RIGHTS

    This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

    10.2  ALIENATION

      (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void, and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

      (b) This provision shall not apply to the extent a Participant, Former Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's, Former Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid or offset by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against, offset or discharge such indebtedness. However, prior to making a payment, the Participant, Former Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from his Participant's Aggregate Account. If the Participant, Former Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Aggregate Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 8.11 and 8.12.

      (c) This provision shall not apply to a "qualified domestic relations order" defined in Code § 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under this Plan.

    10.3  CONSTRUCTION OF AGREEMENT

    This Plan and Trust shall be construed and enforced according to the Act, the Code and the laws of the State of Florida, to the extent not preempted by the Act or the Code. Any such claim shall be brought exclusively in the Federal District Court for the Middle District of Florida, Orlando Division.

    10.4  GENDER AND NUMBER

    Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

    10.5  LEGAL ACTION

    In the event any claim, suit, or proceeding is brought regarding the Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of that Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

    10.6  PROHIBITION AGAINST DIVERSION OF FUNDS OR FORFEITURE FOR CAUSE

      (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan, by termination thereof, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan, or any funds contributed thereto, to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

      (b) No portion of a participant's Vested Participant's Aggregate Account shall be forfeited for cause. However, see Section 3.1 for permitted reversions of all or a portion of the Trust Fund to the Employer.

    10.7  BONDING

    Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in § 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Agreement to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

    10.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

    Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any contract of insurance issued hereunder or for the failure on the part of the insurer to make payments provided by any such contract of insurance, or for the action of any person which may delay payment or render a contract of insurance null and void or unenforceable in whole or in part.

    10.9  RECEIPT AND RELEASE FOR PAYMENTS

    Any payment to any Participant, Former Participant, his legal representative, Beneficiary, or to any guardian, parent or committee appointed for such Participant, Former Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, Administrator and the Employer, any of whom may require such Participant, Former Participant, Beneficiary, legal representative, guardian, parent or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee, Administrator or Employer.

    10.10  ACTION BY THE EMPLOYER

    Whenever the Employer, under the terms of this Agreement, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

    10.11  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

    The "named Fiduciaries" of this Plan are (a) the Employer, (b) the Administrator, (c) the Trustee, and (d) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 3.1; the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under this Agreement; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, this Agreement. The Administrator shall have the sole responsibility for the administration of this Agreement, which responsibility is specifically described in this Agreement. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this Agreement. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Agreement, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under this Agreement, and is not required under this Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Agreement that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

    10.12  HEADINGS

    The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

    10.13  UNIFORMITY

    All provisions of this Plan shall be interpreted and applied in a uniform, non-discriminatory manner.

    IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

EMPLOYER:
SAWTEK INC.
By:

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  Exhibit 4.2
SAWTEK INC. EMPLOYEE STOCK OWNERSHIP AND 401(K) PLAN
PREPARED BY
HOLLAND & KNIGHT LLP 200 South Orange Avenue Suite 2600 Orlando, Florida 32801
TABLE OF CONTENTS
SAWTEK INC. EMPLOYEE STOCK OWNERSHIP AND 401(k) PLAN
BACKGROUND INFORMATION
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY
ARTICLE III CONTRIBUTION AND ALLOCATION
ARTICLE IV VALUATIONS
ARTICLE V FUNDING AND INVESTMENT POLICY
ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
ARTICLE VII TOP HEAVY RULES
ARTICLE VIII ADMINISTRATION
ARTICLE IX AMENDMENT, TERMINATION, AND MERGERS
ARTICLE X MISCELLANEOUS